                                                                    Exhibit 99.1

                                                               EXECUTION VERSION

================================================================================

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              AFC ENTERPRISES, INC.

                                   (AS SELLER)

                                       AND

                              CAJUN HOLDING COMPANY

                                   (AS BUYER)


                          DATED AS OF OCTOBER 30, 2004




================================================================================

                                TABLE OF CONTENTS


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                                                                                                               Page
ARTICLE I                  DEFINITIONS............................................................................1
   Section 1.1             Definitions............................................................................1
   Section 1.2             Other Definitions......................................................................9
   Section 1.3             Construction..........................................................................11

ARTICLE II                 PURCHASE AND SALE OF ASSETS...........................................................11
   Section 2.1             Purchase and Sale.....................................................................11
   Section 2.2             Excluded Assets.......................................................................12
   Section 2.3             Assumption of Assumed Liabilities.....................................................13
   Section 2.4             Excluded Liabilities..................................................................14
   Section 2.5             Closing...............................................................................15
   Section 2.6             Purchase Price........................................................................15
   Section 2.7             Working Capital Adjustment............................................................15
   Section 2.8             Deliveries by Seller..................................................................16
   Section 2.9             Deliveries by Buyer...................................................................17
   Section 2.10            Allocation of Purchase Price..........................................................18
   Section 2.11            Nonassignability of Assets............................................................18
   Section 2.12            Prorations and Adjustments............................................................19

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF SELLER..............................................20
   Section 3.1             Organization..........................................................................20
   Section 3.2             Authorization.........................................................................20
   Section 3.3             Consents and Approvals; No Violations.................................................21
   Section 3.4             Title.................................................................................21
   Section 3.5             Financial Statements..................................................................22
   Section 3.6             No Undisclosed Liabilities............................................................22
   Section 3.7             Absence of Certain Changes............................................................22
   Section 3.8             Real Property.........................................................................23
   Section 3.9             Intellectual Property.................................................................24
   Section 3.10            Litigation............................................................................25
   Section 3.11            Compliance with Applicable Law........................................................26
   Section 3.12            Certain Contracts.....................................................................26
   Section 3.13            Employee Matters......................................................................27
   Section 3.14            Taxes.................................................................................27
   Section 3.15            Environmental Matters.................................................................28
   Section 3.16            Licenses and Permits..................................................................29
   Section 3.17            Fixtures and Equipment................................................................29
   Section 3.18            Certain Fees..........................................................................29
   Section 3.19            Suppliers.............................................................................29
   Section 3.20            Franchises............................................................................30
   Section 3.21            Franchise Registration................................................................31
   Section 3.22            Insurance.............................................................................32

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
   Section 3.23            Employment Relationships..............................................................32
   Section 3.24            Operation of Owned Real Property......................................................32
   Section 3.25            Advertising Funds.....................................................................33
   Section 3.26            NO OTHER REPRESENTATIONS OR WARRANTIES................................................33

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF BUYER...............................................34
   Section 4.1             Organization..........................................................................34
   Section 4.2             Authorization.........................................................................34
   Section 4.3             Consents and Approvals; No Violations.................................................34
   Section 4.4             Litigation............................................................................34
   Section 4.5             Certain Fees..........................................................................34
   Section 4.6             Financial Capability..................................................................35
   Section 4.7             Independent Review....................................................................35

ARTICLE V                  COVENANTS.............................................................................36
   Section 5.1             Conduct of the Business...............................................................36
   Section 5.2             Access to Information.................................................................37
   Section 5.3             Consents..............................................................................39
   Section 5.4             Reasonable Best Efforts...............................................................40
   Section 5.5             Shared Contracts......................................................................40
   Section 5.6             Public Announcements..................................................................41
   Section 5.7             Employees; Employee Benefits..........................................................41
   Section 5.8             Compliance with WARN..................................................................42
   Section 5.9             Supplemental Disclosure...............................................................42
   Section 5.10            Transaction Taxes and Fees............................................................43
   Section 5.11            Preservation of Records...............................................................43
   Section 5.12            Assistance in Collecting Certain Amounts..............................................43
   Section 5.13            Supply Management Services............................................................43
   Section 5.14            Bulk Sales............................................................................44
   Section 5.15            Licenses..............................................................................44
   Section 5.16            Correspondence........................................................................44
   Section 5.17            Affiliates............................................................................44
   Section 5.18            Landlord Estoppels....................................................................44
   Section 5.19            No Negotiations.......................................................................44
   Section 5.20            Release of Subsidiaries...............................................................45
   Section 5.21            Buyer's Reasonable Best Efforts.......................................................45
   Section 5.22            Nonsolicitation; Confidentiality......................................................45
   Section 5.23            Texas Franchise Tax Returns...........................................................46
   Section 5.24            Environmental Insurance Policy........................................................46
   Section 5.25            Title Insurance and Surveys...........................................................46
   Section 5.26            Retention of Assets or Credit Availability............................................46
   Section 5.27            Capital Expenditures..................................................................47

ARTICLE VI                 CONDITIONS TO OBLIGATIONS OF THE PARTIES..............................................47
   Section 6.1             Conditions to Each Party's Obligations................................................47
   Section 6.2             Conditions to Obligations of Seller...................................................47
   Section 6.3             Conditions to Obligations of Buyer....................................................48


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
ARTICLE VII                TERMINATION...........................................................................48
   Section 7.1             Termination...........................................................................48
   Section 7.2             Procedure and Effect of Termination...................................................49

ARTICLE VIII               INDEMNIFICATION.......................................................................50
   Section 8.1             Indemnification Obligations of Seller.................................................50
   Section 8.2             Indemnification Obligations of Buyer..................................................51
   Section 8.3             Indemnification Procedure.............................................................51
   Section 8.4             Survival of Representations and Warranties............................................53
   Section 8.5             Limitations on Indemnification........................................................53
   Section 8.6             Exclusive Remedies....................................................................55

ARTICLE IX                 MISCELLANEOUS.........................................................................55
   Section 9.1             Fees and Expenses.....................................................................55
   Section 9.2             Notices...............................................................................55
   Section 9.3             Severability..........................................................................56
   Section 9.4             Binding Effect; Assignment............................................................57
   Section 9.5             No Third Party Beneficiaries..........................................................57
   Section 9.6             Section Headings......................................................................57
   Section 9.7             Jurisdiction and Consent to Service...................................................57
   Section 9.8             Entire Agreement......................................................................57
   Section 9.9             Governing Law.........................................................................58
   Section 9.10            Specific Performance..................................................................58
   Section 9.11            Counterparts..........................................................................58
   Section 9.12            Amendment; Modification...............................................................58
   Section 9.13            Schedules.............................................................................58

EXHIBITS

Exhibit A                  Escrow Agreement
Exhibit B                  Form of Sublease Agreement
Exhibit C                  Description of Transition Services Agreement
Exhibit D                  Terms of Buyer Note

SCHEDULES

Schedule 1.1(a)            Business Marks
Schedule 1.1(b)            Target Working Capital
Schedule 1.1(c)            Excluded Contracts
Schedule 1.1(d)            Individuals with Knowledge
Schedule 1.1(e)            Certain Leased Real Property
Schedule 1.1(f)            Licenses
Schedule 1.1(g)(i)         Owned Real Property
Schedule 1.1(g)(ii)        Owned Real Property Leased by Seller
Schedule 1.1(h)            Surplus Leased Real Property
Schedule 1.1(i)            Surplus Owned Real Property
Schedule 1.1(j)            Shared Contracts
Schedule 2.1(m)            Certain IT Assets
Schedule 2.2(a)            Excluded Assets
Schedule 2.4(g)            Excluded Litigation
Schedule 3.3               Consents and Approvals
Schedule 3.4(a)            General Title Exceptions
Schedule 3.4(b)            Title in Subsidiaries
Schedule 3.5               Financial Statement Exceptions
Schedule 3.6               Undisclosed Liabilities
Schedule 3.7               Absence of Certain Changes
Schedule 3.8(a)            Liens on Owned Real Property
Schedule 3.8(b)            Liens on Leased Real Property
Schedule 3.8(c)            Exceptions to Real Property
Schedule 3.8(e)            Rights of First Refusal
Schedule 3.9(b)            Copyrights and Patents
Schedule 3.9(c)            Certain Intellectual Property Exceptions
Schedule 3.9(d)            Proprietary Rights
Schedule 3.9(e)            Claims Regarding Proprietary Rights
Schedule 3.9(f)            Licensed Software
Schedule 3.10              Litigation
Schedule 3.12              Material Contracts
Schedule 3.13(a)           Employee Information
Schedule 3.13(b)           Seller Benefit Plans
Schedule 3.13(d)           Multi-Employer Plans
Schedule 3.13(g)           Certain Contracts with Employees
Schedule 3.14(a)           Exceptions to Filing and Payment of Taxes
Schedule 3.14(b)           Other Tax Exceptions

Schedule 3.15              Environmental Matters
Schedule 3.16              License Exceptions
Schedule 3.17              Fixtures and Equipment
Schedule 3.19              Suppliers
Schedule 3.20(a)           Franchises
Schedule 3.20(b)           Certain Defaults
Schedule 3.21              Franchise Exceptions
Schedule 3.23              Employment Relationships
Schedule 3.24              Utilities Exceptions
Schedule 3.25(a)           Advertising Fund
Schedule 3.25(b)           Advertising Fund Exceptions
Schedule 4.6               Financing Documents
Schedule 5.1(f)            Restaurant Closings
Schedule 5.1(p)            Certain Litigation
Schedule 5.3(d)            Allocated Value

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement, dated October 30, 2004 (this "Agreement"), is made and entered into by and between AFC Enterprises, Inc., a Minnesota corporation ("Seller"), and Cajun Holding Company, a Delaware corporation ("Buyer"). Seller and Buyer are sometimes individually referred to in this Agreement as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, the Parties desire to enter into this Agreement pursuant to which (i) Seller will sell to Buyer, and Buyer will purchase from Seller, certain of the assets used by Seller in the Business (as defined in Section 1.1), and (ii) Seller will assign, and Buyer will assume, all of the liabilities and obligations of Seller associated with the Business, except as otherwise provided herein (collectively, the "Acquisition"); and

         WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. The following terms, as used in this Agreement, have the following meanings:

         "Accounts Payable" means all accounts payable incurred by Seller or its Subsidiaries to the extent related to the Business and outstanding and unpaid on the Closing Date.

         "Accounts Receivable" means all trade accounts and notes receivable of Seller or its Subsidiaries to the extent arising out of the sale or other disposition of goods or provision of services of the Business and outstanding and unpaid on the Closing Date; provided, however, that the term "Accounts Receivable" shall not include any trade accounts and notes receivable to the extent paid on or prior to the Closing Date.

         "Advertising Funds" means the national and local advertising funds related to the Business.

         "Advertising Fund Deficit" means the amount, if any, that is equal to the aggregate asset amount in the Advertising Funds as of the Closing Date that has been contributed by Seller since January 1, 2004 to offset a deficit in the Advertising Funds.

         "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by, or under common Control with, such specified Person.

         "Affiliated Group" means the Subsidiaries or any consolidated, combined or unitary group of which Seller is a member.

         "Assignment and Assumption Agreement" means a bill of sale, assignment and assumption agreement in respect of the Acquired Assets and the Assumed Liabilities in a form to be mutually agreed upon by the Parties, provided that such document will not reduce, enlarge or otherwise modify the Parties' rights and obligations under this Agreement.

         "Books and Records" means all books, records, files, papers, employment records and employee manuals, supplier lists, credit information, business records and plans, office procedures and practices, studies, surveys, reports, correspondence, customer files and records, sales and advertising literature and other selling material, title policies, title exception documents, surveys, zoning information, environmental/soils reports, and computer software and other data, owned by Seller and relating exclusively to the Business, but excluding all Tax Returns and financial statements of Seller and all records (including working papers) related thereto.

         "Business" means Seller's operation and franchising of quick service chicken restaurants under the "Church's Chicken" and "Texas Chicken" trademarks or any derivation thereof, and the operation of such restaurants by the Subsidiaries. For the avoidance of doubt, nothing included as part of the definition of Excluded Businesses shall be considered part of the Business.

         "Business Day" means any day except Saturday, Sunday or any days on which banks are generally not open for business in the City of Atlanta, Georgia.

         "Business Marks" means all the United States and foreign trademarks, service marks, company names, corporate names, trade names or d/b/a names which are used primarily in the Business as it is currently being conducted and operated, together with all goodwill associated therewith, all of which are set forth on Schedule 1.1(a).

         "Business System" means the system for the franchising, development and operation of restaurants conducting the Business under the Business Marks.

         "Buyer Ancillary Document" means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Buyer or any Affiliate of Buyer in connection with the transactions contemplated by this Agreement.

         "Buyer Indemnified Parties" means Buyer and its Affiliates, each of their respective officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of each of the foregoing.

         "Buyer Note" means a note issued by Buyer to Seller at Closing on the terms set forth on Exhibit D.

         "Claims Period" means the period during which a claim for indemnification may be asserted hereunder by an Indemnified Party.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means that certain confidentiality agreement by and between Seller and Buyer, dated June 9, 2004.

         "Confidential Information" means any data or information of Seller or its Subsidiaries (other than Trade Secrets) that is competitively sensitive with respect to the operation of the Business and not generally known to the public or its competitors.

         "Contracts" means all agreements, contracts, leases, subleases, purchase orders, arrangements and commitments, oral or written, to the extent related to the Business or the Acquired Assets (including the Franchise Agreements and Development Agreements) and to which Seller or any of its Subsidiaries is a party, other than (a) the Excluded Contracts, (b) the Shared Contracts, and (c) the Environmental Insurance Policy.

         "Control" means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Current Assets" means the sum of the cash in drawers, current portion of notes receivable, net trade accounts receivable, accounts receivable - other, and inventory at company restaurants of the Business as of the close of business on the Closing Date applied and determined on a basis consistent with Schedule 1.1(b).

         "Current Liabilities" means the sum of accounts payable to related parties, accrued accounts payable, trade accounts payable, accrued advertising expense, and future obligations for closed stores of the Business as of the close of business on the Closing Date applied and determined on a basis consistent with Schedule 1.1(b).

         "Employees" means all individuals employed by Seller or the Subsidiaries exclusively in connection with the operation of the Business (including those who are actively employed or on leave, disability or other authorized absence from employment).

         "Environmental Insurance Policy" means Seller's Pollution Remediation Legal Liability Insurance Policy with Greenwich Insurance Company.

         "Environmental Laws" means all federal, state and local Laws, and common law relating to pollution or protection of the environment or natural resources, including Laws relating to Releases or threatened Releases or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, disposal or handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. SectionSection 2601 through 2629; and any similar laws of any other Governmental Entity applicable to the Business.

         "Environmental Permits" means all Licenses applicable to the Business that are required under the Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means the escrow agent set forth in the Escrow
Agreement.

         "Escrow Agreement" means that certain Escrow Agreement dated the date hereof, by and among Buyer, Seller and the Escrow Agent and attached to this Agreement as Exhibit A.

         "Excluded Businesses" means all businesses of Seller and its Affiliates other than the Business; the phrase "Excluded Businesses" shall specifically include Seller's "Popeyes Chicken & Biscuits" business, its "Cinnabon" business and its ownership of real property not used exclusively in the operation of the Business.

         "Excluded Contracts" means the Contracts listed on Schedule 1.1(c).

         "Excluded Intellectual Property" means the following, to the extent they are not expressly included as part of the Acquired Assets: (a) United States and foreign trade name, trademark, trade secret or service mark and certification mark registrations and applications therefor; (b) United States and foreign and copyright registrations and applications therefor; (c) copyrightable works of authorship that have not been the subject of a copyright registration or application therefor, including but not limited to software code, manuals and other text works, photographs, video recordings, and audio recordings; (d) United States and foreign patents, patent applications and statutory invention registrations; (e) unpatented inventions that have not yet been the subject of a patent application; (f) operating manuals, formulae, recipes, know-how, technical data, technology, proprietary information, inventions, databases and data; and (g) registrations and applications for registration of any of the foregoing.

         "Final Working Capital Schedule" means the Preliminary Working Capital Schedule as finally determined pursuant to Section 2.7.

         "Financial Statements" means the following pro forma historical financial statements of the Business: (a) the audited balance sheet, statement of operations and statement of cash flows of the Business as of and for Seller's fiscal year ending December 28, 2003; and (b) the unaudited balance sheet, statement of operations and statement of income of the Business as of and for the seven periods ended July 11, 2004.

         "Fixtures and Equipment" means all machinery, equipment, motor vehicles, goods, furnishings, tools, furniture, fixtures, office equipment, office supplies, production and other supplies and spare and repair parts, and other tangible personal property of Seller or its Subsidiaries, in each case related exclusively to the Business.

         "Franchisee" or "Licensee" means third parties who have been granted the right by Seller or its Subsidiaries to operate Franchised Restaurants or to use any component of the Business System or the Business Marks.

         "Franchised Restaurants" means restaurants operated by Franchisees of Seller or its Subsidiaries using any components of the Business System or the Business Marks.

         "GAAP" means generally accepted accounting principles in the United States as in effect on any applicable date.

         "Governmental Entity" means any federal, state or local or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

         "Hazardous Substance" means any pollutant, contaminant, hazardous substance, toxic or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, that is listed or regulated under applicable Environmental Laws as a "hazardous" or "toxic" substance or waste, or as a "contaminant," or is otherwise listed or regulated under applicable Environmental Laws because it poses a significant hazard to the environment; including "hazardous substances" as defined in CERCLA, petroleum products, asbestos, PCBs, urea formaldehyde, foam insulation, and lead-containing paints or coatings.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Tax" means any federal, state, local or non-U.S. tax based on or measured by reference to net income, including any interest, penalty or addition thereto, whether disputed or not.

         "Indemnified Party" means a Buyer Indemnified Party or Seller Indemnified Party.

         "Inventory" means all inventory located at, stored on behalf of, or in transit to Seller or its Subsidiaries, in each case exclusively related to the Business.

         "IT Assets" means all computer, software and other information technology assets related to the Business.

         "Knowledge of Seller" or "to Seller's Knowledge" means all facts actually known by those individuals listed on Schedule 1.1(d) on the date hereof.

         "Law" means any statutes, rules, codes, regulations, ordinances or orders, of, or issued by, Governmental Entities.

         "Leased Real Property" means the real property leased by Seller or the Subsidiaries that is currently being used exclusively in connection with the Business, all of which is set forth on Schedule 1.1(e), together with all fixtures and improvements thereon.

         "Licenses" means all transferable permits, licenses or similar rights used exclusively in connection with the operation of the Business, including those set forth on Schedule 1.1(f).

         "Liens" means mortgages, liens, pledges, security interests, charges, claims, restrictions encumbrances, rights of first refusal, options, voting or control agreements, covenants, easements, leases or similar interests of any kind.

         "LLC Interests" means the membership interests of Church's Texas Holdings, LLC and AFC Holdings of Texas, LLC, each a Georgia limited liability company, held by Seller.

         "Material Adverse Effect" means any event, change, effect, fact or condition that has occurred which has or which is reasonably likely to have a material adverse effect upon the financial condition of the Business, the Acquired Assets or the liabilities of the Business, taken as a whole, other than events, changes, effects, facts, conditions or circumstances to the extent resulting from or relating to: (a) applicable economic or market conditions or the restaurant industry; (b) the announcement of the Acquisition; (c) except as results from a breach by Seller of the representations and warranties in Section 3.3, (i) the execution of, compliance with the terms of, or the taking of any action required by this Agreement or (ii) the consummation of the transactions contemplated by this Agreement; (d) any change in accounting requirements or principles or any change in applicable Laws or the interpretation thereof; (e) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; or (f) any change in prevailing interest rates or market prices.

         "Net Working Capital" means the Current Assets less the Current Liabilities, as reflected on the Final Working Capital Schedule.

         "Owned Real Property" means the real property currently owned by Seller or its Subsidiaries and used exclusively in connection with the Business, together with all fixtures and improvements thereon, all of which is either (a) used in the Seller-Owned Restaurants and listed on Schedule 1.1(g)(i) or (b) leased to Franchisees and listed on Schedule 1.1(g)(ii).

         "Permitted Liens" means: (a) liens imposed by Law for Taxes, assessments or charges or claims by Governmental Entities that are not yet due or are being properly contested; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like liens imposed by Law or Contract, arising in the ordinary course of the Business and securing obligations of the Business that are not overdue by more than thirty (30) days or are being properly contested; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security Laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course of the Business to the extent securing obligations of the Business; (e) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on or affecting any Real Property that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of the Business of Seller or its Subsidiaries at any Real Property subject to such liens; (f) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to that does not interfere in any material respect with the ordinary conduct of the Business of Seller or its Subsidiaries, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii); (g) liens on goods held by suppliers of the Business arising in the ordinary course of the Business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and as long as such lien remains unperfected; (h) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) rights of Franchisees under the Franchise Agreements in keeping with the Business' historical business practices; (j) with respect to any Real Property in which Seller or its Subsidiaries owns a leasehold estate and with respect to which such lease will not permit the filing of a memoranda of lease, any defect or encumbrance caused by or arising out of the failure to record the lease or a memorandum thereof in the applicable real property records in the jurisdiction where such Real Property is located; and (k) the effect of any moratorium, eminent domain or condemnation proceedings; provided that notwithstanding the foregoing, the term "Permitted Encumbrances" shall not include any lien securing indebtedness for money borrowed by Seller or its Subsidiaries.

          "Person" means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or other entity or any Governmental Entity.

         "Petty Cash" means the amount of cash present at the Seller-Owned Restaurants for operation in the ordinary course of Business, which shall be equal to $600 per Seller-Owned Restaurant.

         "Preliminary Working Capital Schedule" means a statement of the Current Assets and the Current Liabilities of the Business as of the close of business on the Closing Date applied on a basis consistent with the unaudited balance sheet of the Business at July 11, 2004.

         "Real Property" means the Leased Real Property and the Owned Real Property.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the environment, whether intentional or unintentional, of any Hazardous Substance.

         "Retained Surplus Leased Real Property" means all real property leased by Seller or any of the Subsidiaries and not currently used exclusively in connection with the Business, other than the real property set forth on Schedule 1.1(h).

         "Retained Surplus Owned Real Property" means all real property owned by Seller or any of the Subsidiaries and not currently used exclusively in connection with the Business, other than the real property set forth on Schedule 1.1(i).

         "Secured Lenders" means the lender parties to that certain Credit Agreement, dated as of May 23, 2002, as amended, among Seller, as Borrower, such lender parties, J.P. Morgan Securities, Inc., as Joint Bookrunner and Co-Lease Arranger, Credit Lyonnais New York Branch, as Co-Documentation Agent, Fleet National Bank, Inc. as Co-Documentation Agent, and SunTrust Bank, as Co-Documentation Agent.

         "Security Deposits" means all security deposits under Leased Real Property or Surplus Leased Real Property on behalf of Seller or its Subsidiaries.

         "Seller Ancillary Document" means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Seller or any Affiliate of Seller in connection with the transactions contemplated by this Agreement.

         "Seller Benefit Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any other benefit or compensation plan, program, policy or arrangement, including any employment, consulting, severance, stay bonus, option or other similar agreement (other than a Contract), under or with respect to which Seller, any Subsidiary or any of their Affiliates has or could have any liability, duty or obligation.

         "Seller Indemnified Parties" means Seller and its Affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "Seller-Owned Restaurants" means restaurants owned (including restaurants for which either (i) Seller or one of its Subsidiaries holds leasehold title to the real property or (ii) Seller or one of its Subsidiaries operates the restaurant pursuant to a management agreement, and in either such event owns the other business assets) and operated by Seller or its Subsidiaries using any components of the Business System or Business Marks.

         "Shared Contracts" means all agreements, contracts, leases, arrangements and commitments, oral or written, that relate both to the Business and to any of the Excluded Businesses, including those Contracts set forth on
Schedule 1.1(j), but excluding the Environmental Insurance Policy.

         "Sublease Agreement" means a sublease agreement for the portion of the research and development facility currently used by the Business, in substantially the form attached hereto as Exhibit B.

         "Subsidiaries" means CT Restaurants, L.P., its general partner, Church's Texas Holdings, LLC, and its limited partner, AFC Holdings of Texas, LLC.

         "Supplier Receivables" means receivables from suppliers of the Business that are attributable to returns, rebates and similar amounts exclusively related to the Business that are owed to Seller by suppliers of the Business.

         "Surplus Leased Real Property" means all real property leased by Seller or its Subsidiaries that is not currently used exclusively in connection with the Business, that is set forth on Schedule 1.1(h).

         "Surplus Owned Real Property" means all real property owned by Seller that is not currently used exclusively in connection with the Business, that is set forth on Schedule 1.1(i).

         "Target Working Capital" means an amount equal to $1,392,275.

      "Taxes" means all federal, state, local or non-U.S. taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, stamp, transfer, registration, sales, use, excise, gross receipts, value-added and all other taxes of any kind, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity with respect to any taxes.

      "Tax Return" means any report, return, declaration, claim for refund or information return or statement or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports with respect to Taxes.

      "Transition Services Agreement" means a transition services agreement in form and substance reasonably satisfactory to the Parties addressing the issues set forth in Exhibit C in the manner described in Exhibit C.

      "Utility Deposits" means all deposits under utility accounts on behalf of Seller or its Subsidiaries primarily relating to the Business.

      "WARN" means the United States Worker Adjustment and Retraining Notification Act.

      "Working Capital Deficit" means the amount by which the Net Working Capital calculated in accordance with Section 2.7 is less than the Target Working Capital.

      "Working Capital Surplus" means the amount by which the Net Working Capital calculated in accordance with Section 2.7 exceeds the Target Working Capital.

Section 1.2.Other Definitions. Each of the following terms is defined in the Section set forth opposite such term:

      Term                                                  Section

      Acquired Assets.................................      2.1
      Acquisition.....................................      Recitals
      Affiliated Group................................      2.4
      Agreement.......................................      Preamble
      Allocated Value.................................      5.3(d)
      Arbitrator......................................      2.7(c)
      Assumed Liabilities.............................      2.3
      Assumed Litigation..............................      2.11
      Business Domains................................      3.9(a)
      Business Recipes................................      3.9(a)
      Business Trade Dress............................      3.9(a)
      Buyer...........................................      Preamble
      Buyer's 401(k) Plan.............................      5.7(e)
      Buyer's Certificate.............................      6.2(c)
      Buyer Liquidated Damages Amount.................      7.2(c)
      CERCLA..........................................      3.15(c)

      Closing.........................................      2.5
      Closing Date....................................      2.5
      Closing Statement...............................      2.8(k)
      Copyrights and Patents..........................      3.9(b)
      Deductible......................................      8.5(a)
      Determination Date..............................      8.3(c)
      Development Agreement...........................      3.20(a)(ii)
      Disclosure Supplement...........................      5.9
      Down Payment Amount.............................      4.6
      Environmental Deductible........................      8.5(a)
      Environmental Representations...................      8.4
      Excepted Representations........................      8.4
      Excluded Assets.................................      2.2
      Excluded Liabilities............................      2.4
      Financing Documents.............................      4.6
      Franchise Agreement.............................      3.20(a)(i)
      General Determination Date......................      8.3(c)
      General Notice of Claim.........................      8.3(c)
      Indemnifying Party..............................      8.3(a)
      Intellectual Property...........................      3.9(c)
      Landlord Estoppels..............................      5.18
      Lease Assignments...............................      2.8(e)
      Leases..........................................      3.8(b)
      Licensed Software...............................      3.9(f)
      LLC Interest Assignment.........................      2.8(h)
      Loss............................................      8.1
      Major Trademark Title Representation............      8.4
      Material Contracts..............................      3.12(a)
      Notice of Claim.................................      8.3(c)
      Parties.........................................      Preamble
      Party...........................................      Preamble
      Pension Plans...................................      3.13(c)
      Prepaids........................................      2.12(e)
      Proprietary Rights..............................      3.9(d)
      Purchase Price..................................      2.6(a)
      Real Estate Assignee............................      9.4
      Real Property Representations...................      8.4
      Right of First Refusal..........................      5.3(d)
      Seller Benefit Plans............................      3.13(b)
      Seller..........................................      Preamble
      Seller Amount...................................      7.2(d)
      Seller Severance Agreements.....................      3.13(g)
      Seller's Certificate............................      6.3(c)
      SMS.............................................      5.13
      Suppliers.......................................      3.19
      Tenant Estoppels................................      5.18(b)

      Termination Date................................      7.1
      Texas Franchise Tax.............................      2.12(f)
      Third Party Claim...............................      8.3(a)
      Third Party Determination Date..................      8.3(a)
      Third Party Notice of Claim.....................      8.3(a)
      Title Insurance Affidavits......................      5.25
      Title Representations...........................      8.4
      Trademark Assignment............................      2.8(f)
      Trade Secret....................................      5.22(b)
      Transaction Taxes and Fees......................      5.10
      Transferred Employees...........................      5.7(a)

      Section 1.3. Construction.

      (a) Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender,
(iii) the words "include," "includes" and "including " do not limit the preceding terms or words and shall be deemed to be followed by the words "without limitation", (iv) the terms "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms "day" and "days" mean and refer to calendar day(s), and (vi) the terms "year" and "years" mean and refer to calendar year(s).

      (b) Unless otherwise set forth in this Agreement, references in this Agreement to any document, instrument or agreement (including this Agreement)
(i) includes and incorporates all exhibits, schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

      (c) This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

      Section 2.1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, the right, title and interest of Seller in and to the following assets, properties and rights (the "Acquired Assets"):

      (a) the Real Property;

      (b) the Fixtures and Equipment;

      (c) the Inventory;

      (d) the Contracts;

      (e) subject to Section 5.5, the portion of each Shared Contract that relates to the Business;

      (f) the Books and Records;

      (g) the Proprietary Rights;

      (h) the Licenses that are, by their terms, assignable by Seller to Buyer;

      (i) the Advertising Funds;

      (j) the Accounts Receivable;

      (k) the LLC Interests and the indirect ownership of CT Restaurants, L.P.;

      (l) the Supplier Receivables;

      (m) the IT Assets set forth on Schedule 2.1(m);

      (n) the Surplus Leased Real Property;

      (o) the Surplus Owned Real Property;

      (p) the Prepaids, Utility Deposits and Security Deposits;

      (q) all insurance proceeds to the extent that they relate to any Acquired Asset or Assumed Liability; and

      (r) any condemnation proceeds relating to the Acquired Assets that are pending but unpaid as of, or that arise after, the date hereof.

      Notwithstanding anything to the contrary contained in this Agreement, Seller may, subject to the Confidentiality Agreement, retain copies of any Contract, Books and Records or any other document or materials to the extent that Seller (i) is required to retain them by Law, (ii) reasonably may need such copies for Tax purposes, or in connection with litigation claims or claims related to Excluded Liabilities or Excluded Assets, or (iii) reasonably may need such copies to carry out the terms or purposes of this Agreement.

      Section 2.2. Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the Acquired Assets shall not include any assets, properties or rights not specifically identified in Section 2.1, including the following (collectively the "Excluded Assets"):

      (a) all assets primarily relating to the Excluded Businesses, including those assets listed on Schedule 2.2(a), provided that such assets shall not include the Surplus Leased Real Property, Surplus Owned Real Property or any asset specifically listed in the definitions of the Acquired Assets set forth above or any Acquired Assets included in the Final Working Capital Schedule;

      (b) all cash and cash equivalents of Seller or its Subsidiaries, other than Petty Cash, the Advertising Funds, the Prepaids, the Utility Deposits and the Security Deposits;

      (c) all Excluded Contracts;

      (d) subject to Section 5.5, the portion of each Shared Contract that does not relate to the Business;

      (e) the Excluded Intellectual Property;

      (f) any License that by its terms is not assignable by Seller to Buyer;

      (g) the Seller Benefit Plans;

      (h) prepayments, deposits or refunds of Taxes that are Excluded
Liabilities;

      (i) all Tax Returns relating to Taxes that are Excluded Liabilities and financial statements of Seller and the Business and all records (including working papers) related thereto;

      (j) all insurance proceeds which Seller has a right to receive to the extent related to any Excluded Assets or Excluded Liabilities, and all of the insurance policies of the Seller that do not exclusively relate to the Business;

      (k) all ownership interests of Seller in any Affiliate, joint venture or any other Person, except as otherwise provided in Section 2.1(k);

      (l) all IT Assets, except those set forth on Schedule 2.1(m);

      (m) all minute books and stock records of the Seller;

      (n) all Retained Surplus Owned Real Property and all Retained Surplus Leased Real Property; and

      (o) all rights that accrue to Seller under this Agreement.

      Section 2.3. Assumption of Assumed Liabilities. Subject to Section 2.4, in connection with the purchase by Buyer of the Acquired Assets, at the Closing, Buyer shall assume and thereafter pay, perform and discharge all debts, obligations and liabilities of Seller and the Subsidiaries to the extent relating to the Business or the Acquired Assets, whether arising before or after the Closing Date, and whether known or unknown, fixed, absolute, contingent, material or immaterial, matured or unmatured, to the extent not an Excluded Liability, including the following, to the extent not an Excluded Liability (collectively, the "Assumed Liabilities"):

      (a) all liabilities and obligations of Seller under the Contracts (other than the Shared Contracts);

      (b) the liabilities and obligations of Seller under the Shared Contracts to the extent such liabilities and obligations are to be assumed by Buyer pursuant to Section 5.5;

      (c) all debts, liabilities and obligations of the Business for Inventory ordered or committed prior to the Closing Date and delivered on or after the Closing Date;

      (d) all Accounts Payable;

      (e) except for Excluded Liabilities, all liabilities and obligations of Seller to the extent related to the Employees;

      (f) all debts, liabilities and obligations with respect to Taxes allocated to Buyer pursuant to Section 2.12 or Section 5.10;

      (g) all debts, liabilities and obligations with respect to all actions, suits, proceedings, disputes, claims or investigations to the extent arising out of, resulting from, or relating to the Business or the Acquired Assets, at law, in equity or otherwise, except for debts, liabilities and obligations with respect to the matters on Schedule 2.4(g); and

      (h) all debts, liabilities and obligations to the extent attributable to, or to the extent arising out of, the ownership or operation of any Acquired Assets or the Business.

      Section 2.4. Excluded Liabilities. Notwithstanding the provisions of
Section 2.3 of this Agreement, Buyer shall not assume, the Subsidiaries shall not retain, and Seller shall thereafter pay, perform and discharge when due any of the following liabilities or obligations of Seller, its Subsidiaries or their Affiliates or the Affiliated Group (collectively, the "Excluded Liabilities"):

      (a) except to the extent included in the prorations and adjustments under
Section 2.12 and except as provided in Section 5.10, all debts, liabilities and obligations with respect to Taxes of Seller, the Subsidiaries or any consolidated, combined or unitary group of which Seller is a member (an "Affiliated Group");

      (b) the liabilities and obligations of Seller or its Subsidiaries under the Shared Contracts to the extent such liabilities and obligations are to be retained by Seller pursuant to Section 5.5;

      (c) all debts, liabilities and obligations owed to the Secured Lenders (including any prepayment fees) or any other indebtedness for borrowed money other than the guarantees set forth on Schedule 3.12(a)(vii);

      (d) any liability of Seller arising out of or relating to the execution, delivery or performance of this Agreement or any of the Seller Ancillary Agreements;

      (e) any liability or obligation to the extent it relates to any Excluded Asset or the Excluded Business;

      (f) any liability or obligation arising out of or in any way related to the Seller Benefit Plans and the Seller Severance Agreements;

      (g) all liabilities and obligations with respect to the actions, suits, proceedings or claims listed on Schedule 2.4(g); and

      (h) all liabilities and obligations arising under Environmental Law and relating to any properties or facilities formerly owned or formerly operated by Seller or the Subsidiaries.

      Section 2.5. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur as promptly as possible, and in any event no later than three (3) Business Days following the satisfaction or waiver of the conditions set forth in Article VI that are contemplated to be satisfied prior to the Closing Date, or on such other date as the Parties may agree. The date of the Closing shall be referred to herein as the "Closing Date". The Closing shall take place at the offices of King & Spalding LLP, Atlanta, Georgia, or at such other place as the Parties may agree.

      Section 2.6. Purchase Price.

      (a) In addition to the assumption of the Assumed Liabilities, in consideration for the sale, transfer and delivery of the Acquired Assets, at the Closing, (i) Buyer shall deliver to Seller Three Hundred Eighty-Three Million Dollars ($383,000,000), plus the Petty Cash amount and the Prepaids amount (as described in Section 2.12), plus the Advertising Fund Deficit (the "Purchase Price") less the Down Payment Amount, (ii) Buyer shall deliver to Seller the Buyer Note, and (iii) the Escrow Agent shall deliver to the Seller the Down Payment Amount, by wire transfer of immediately available federal funds to a bank account (or accounts) as shall be designated in writing no later than two
(2) days prior to the Closing Date by Seller to Buyer. (b) Within five (5) Business Days after the determination of the Final Working Capital Schedule in accordance with Section 2.7:

            (i) If there is a Working Capital Deficit that exceeds $50,000, then Seller shall pay to Buyer an amount equal to the Working Capital Deficit;

            (ii) If there is a Working Capital Surplus that exceeds $50,000, then Buyer shall pay to Seller an amount equal to the Working Capital Surplus; and

            (iii) If there is neither a Working Capital Deficit that exceeds $50,000 nor a Working Capital Surplus that exceeds $50,000, then no payment shall be made by either Party.

      Section 2.7 Working Capital Adjustment.

      (a) As promptly as practicable following the Closing Date (but in any event within 90 days), Seller shall prepare and deliver to Buyer the Preliminary Working Capital Schedule. Each Party will permit the other Party and its advisors and representatives reasonable access to the books, records, properties, premises, work papers, personnel and other information related to the

Business as is reasonably appropriate to permit such Party to prepare or review the Preliminary Working Capital Schedule or to address any dispute described in
Section 2.7(b) or 2.7(c).

      (b) Buyer shall have thirty (30) days following receipt of the Preliminary Working Capital Schedule during which to notify Seller of any dispute of any item contained in the Preliminary Working Capital Schedule, which notice shall set forth in reasonable detail the basis for such dispute. If Buyer does not notify Seller of any such dispute within such thirty (30) day period, the Preliminary Working Capital Schedule shall be deemed to be the Final Working Capital Schedule. Seller and Buyer shall cooperate in good faith to resolve any such dispute as promptly as possible, and upon such resolution, the Final Working Capital Schedule shall be prepared in accordance with the agreement of Buyer and Seller.

      (c) In the event Buyer and Seller are unable to resolve any dispute regarding the Preliminary Working Capital Schedule within thirty (30) days following notice of such dispute, such dispute shall be submitted to, and all issues having a bearing on such dispute shall be resolved by, the Atlanta office of PricewaterhouseCoopers LLP (the "Arbitrator"). Such resolution shall be final and binding on the Parties. The Arbitrator shall use reasonable best efforts to complete its work within thirty (30) days following its engagement. The expenses of the Arbitrator shall be shared equally by Seller and Buyer.

      Section 2.8 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following:

      (a) the Assignment and Assumption Agreement, duly executed by Seller;

      (b) the Transition Services Agreement, duly executed by Seller;

      (c) the Sublease Agreement, duly executed by Seller;

      (d) special warranty deeds for each of the Owned Real Properties owned by Seller in a recordable form to be mutually agreed upon by the Parties and duly executed by Seller, subject only to Permitted Liens and provided that such deeds shall impose no greater obligations on Seller or any of the Subsidiaries than those obligations set forth in this Agreement and that such obligations shall only be owed to, and may only be enforced by, the Parties specified in this Agreement;

      (e) separate lease assignments for each of the Leased Real Properties leased by Seller in a form to be mutually agreed upon by the Parties and duly executed by Seller, provided that such document will not reduce, enlarge or otherwise modify the Parties' rights and obligations under this Agreement (the "Lease Assignments");

      (f) a trademark assignment for the Business Marks in a form to be mutually agreed upon by the Parties and duly executed by Seller, provided that such document will not reduce, enlarge or otherwise modify the Parties' rights and obligations under this Agreement (the "Trademark Assignment");

      (g) reasonable evidence of the termination of any Liens on any Acquired Assets held by the Secured Lenders;

      (h) an assignment and assumption of the LLC Interests in a form to be mutually agreed upon by the Parties and duly executed by Seller, provided that such document will not reduce, enlarge or otherwise modify the Parties' rights and obligations under this Agreement (the "LLC Interests Assignment");

      (i) the Business Recipes;

      (j) a good standing certificate for each of the Subsidiaries;

      (k) a closing statement containing a receipt acknowledgment in a form to be mutually agreed upon by the Parties and duly executed by Seller, provided that such document will not reduce, enlarge or otherwise modify the Parties' rights and obligations under this Agreement (the "Closing Statement"); and

      (l) all other documents, instruments and writings required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or such other documents, instruments or writings that are reasonably requested by Buyer in order to convey the Acquired Assets and effect the assumption of the Assumed Liabilities pursuant to this Agreement, provided that such other documents, instruments or writings will not reduce, enlarge or otherwise modify the parties' rights and obligations under this Agreement.

      Section 2.9 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller (unless previously delivered) the following:

      (a) the Purchase Price in accordance with Section 2.6;

      (b) the Buyer Note in accordance with Section 2.6;

      (c) the Assignment and Assumption Agreement, duly executed by Buyer;

      (d) the Transition Services Agreement, duly executed by Buyer;

      (e) the Sublease Agreement, duly executed by Buyer;

      (f) the Lease Assignments, duly executed by Buyer;

      (g) the Trademark Assignments, duly executed by Buyer;

      (h) the LLC Interest Assignment, duly executed by Buyer;

      (i) the Closing Statement, duly executed by Buyer; and

      (j) all other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or such other documents, instruments or writings that are reasonably requested by Seller in order to convey the Acquired Assets and effect the assumption of the Assumed Liabilities pursuant to this Agreement, provided that such other documents, instruments or writings will not reduce, enlarge or otherwise modify the parties rights and obligations under this Agreement.

      Section 2.10 Allocation of Purchase Price. Prior to the Closing Date, Buyer shall prepare and deliver to Seller a proposed allocation of the Purchase Price and the Buyer Note (and all other capitalized costs) among the Acquired Assets. Buyer shall make revisions to such proposed allocation as are reasonably requested by Seller. Such allocation shall be binding on Buyer and Seller; provided, however, that Buyer may amend, in its reasonable judgment as to fair market value, such allocation from the Closing Date and until the due date of Seller's return for the taxable year in which the transaction is closed by giving prior notice to Seller and obtaining Seller's prior consent to such amendment, which consent shall not be unreasonably withheld. Neither Buyer nor Seller shall take any position, nor permit its Affiliates to take any position, whether in audits, Tax Returns or otherwise, that is inconsistent with such allocation unless required to do so by applicable Law.

      Section 2.11 Nonassignability of Assets. Notwithstanding anything to the contrary contained in this Agreement but subject to Section 5.3(d) and Section 6.1(b), to the extent the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer, of any Contract or other asset that would be an Acquired Asset or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any authorizations, approvals, consents or waivers of a Governmental Entity or other third party, and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, the Closing shall proceed without the sale, assignment, sublease, transfer, conveyance or delivery of such Contract or other asset and this Agreement shall not constitute a sale, assignment, sublease, transfer, conveyance or delivery of such Contract or other asset or an attempt thereof. If the Closing proceeds without the sale, transfer, conveyance, sublease, assignment or delivery of any such Contract or other asset, then following the Closing, the Parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither Seller nor Buyer shall be required to pay any consideration for any such authorization, approval, consent or waiver other than filing, recordation or similar fees which shall be paid by the Party who is required by Law or course of dealing to do so. Pending such authorization, approval, consent or waiver, Seller shall use its reasonable best efforts to enter into any mutually agreeable, reasonable and lawful arrangements with Buyer designed to provide to Buyer the benefits of use of such Contract or other asset and the Parties shall cooperate to provide to Seller the benefits, including any indemnities, that they would have obtained had the Contract or other asset been conveyed to Buyer at the Closing. To the extent that Buyer is provided the benefits pursuant to this Section 2.11 of any Contract or other asset, Buyer shall perform the obligations of Seller or any Affiliate of Seller thereunder and any related liabilities that, but for the lack of an authorization, approval, consent or waiver to assign such liabilities to Buyer, would be Assumed Liabilities, and such obligations and liabilities shall, for the purposes of Article VIII, be deemed to be Assumed Liabilities (except for any obligation or liabilities that would be Excluded Liabilities). Once authorization, approval, consent or waiver for the sale, assignment, sublease, transfer, conveyance or delivery of any such Contract or other asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, Seller shall or shall cause its Affiliates to assign, transfer, convey and deliver such Contract or other asset to Buyer. Seller will use its reasonable best efforts to cause the insurance proceeds that would have been available to Seller prior to the Closing with respect to Assumed Liabilities to be available to Buyer on the same terms following the Closing, including filing any claims arising out of events occurring prior to the Closing with the insurance company and delivering any proceeds which are Assumed Assets under Section 2.1(q) to Buyer. Seller shall use its reasonable best efforts to cooperate with Buyer after the Closing with respect to the defense, resolution or settlement of the actions, suits, proceedings, disputes, claims or investigations included in the Assumed Liabilities (the "Assumed Litigation"), including providing Buyer reasonable access to all records or documents pertaining to the Assumed Litigation, filing or executing any documents (including an entry of appearance) with the appropriate courts of competent jurisdiction, and such other actions as shall be reasonably requested by Buyer until such matters have been disposed. Seller will consent to the settlement or compromise of any Assumed Litigation or consent to the entry of any judgment with respect to such Assumed Litigation as necessary, provided that such settlement, compromise or consent (a) includes an unconditional release of Seller from all liability arising out of such Assumed Litigation, (b) does not contain any settlement, compromise, consent, equitable order, judgment or term which has a material adverse impact on Seller's business, and (c) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of Seller. Buyer shall pay any out-of-pocket costs and expenses incurred by Seller as a result of Seller's compliance with the provisions of this Section 2.11 that pertain to Assumed Litigation.

      Section 2.12 Prorations and Adjustments. The following items will be prorated and adjusted, as applicable as of the Closing Date, with the intent that Seller will bear such expenses to the extent they relate to the period prior to the Closing Date, and Buyer will bear such expenses to the extent they relate to the period from and after the Closing Date:

      (a) to the extent not metered directly to a third party tenant, all charges and payments for utilities, water, vault charges, sewer charges and rents and other charges by Governmental Entities that constitute Liens shall be prorated as of the Closing Date;

      (b) all expenses incurred pursuant to leases included in the Assumed Liabilities shall be prorated as of the Closing Date.

      (c) all real and personal property Taxes shall be prorated as of the Closing Date;

      (d) all fees or charges under Licenses that are assigned to Buyer at Closing shall be prorated as of the Closing Date;

      (e) all prepaid rents and other prepaid charges or credits with respect to the period from and after the Closing Date paid by Seller or its Subsidiaries under the Leases or Utility Contracts shall be transferred to Buyer, and Buyer shall pay Seller therefore in addition to the Purchase Price, at Closing (the "Prepaids");

      (f) the Texas franchise tax due from any Subsidiary for the 2005 report year (which will be based on the period from January 1 through December 31, 2004) (the "Texas Franchise Tax") shall be allocated between Buyer and Seller as follows: (i) if the Texas Franchise Tax is determined on the net taxable earned surplus basis, Seller shall be liable for the amount of such Tax which would be payable if the period upon which the tax is based ended on the Closing Date; and
(ii) if the Texas Franchise Tax is determined on the net taxable capital basis, then such Tax shall be allocated between Seller and Buyer based on the number of respective days of ownership of the Subsidiaries by Seller and Buyer during the period from January 1 through December 31, 2004;

      (g) all Taxes (other than Taxes prorated pursuant to Section 2.12(c), (d) or (f)) that are due from or that relate to any Subsidiary with respect to any taxable period that begins before and ends after the Closing Date shall be allocated between Buyer and Seller as follows: (i) in the case of such Taxes that are based upon or related to income or receipts, Seller shall be liable for the amount of such Tax which would be payable if the period upon which the Tax is based ended on the Closing Date (and for this purpose, the taxable period of any partnership or other pass through entity in which a Subsidiary holds a beneficial interest shall be deemed to terminate at such time); and (ii) in the case of Taxes not described in clause (i) above that are imposed on a periodic basis with respect to the business or assets of the Subsidiaries or otherwise measured by the level of any item, such Taxes shall be allocated between Seller and Buyer based on the number of respective days of ownership of the Subsidiaries by Seller and Buyer during the relevant taxable period; and

      (h) all other income and expense of the Real Property, Surplus Leased Real Property and Surplus Owned Real Property shall also be prorated as of the Closing Date and appropriate payments or credits made at Closing.

      Appropriate cash payments shall be made, by Seller or Buyer, as applicable, after the facts giving rise to the obligation for such payments are known to Seller and Buyer, in the amounts necessary once a quarter for as long as such obligations may arise as a net settlement beginning on the last day of the calendar quarter immediately following the Closing after the Closing Date, to give effect to the allocations provided for in this Section 2.12.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

      Subject to the terms, conditions and limitations set forth in this Agreement, Seller hereby represents and warrants to Buyer as of the date hereof as follows:

      Section 3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the Laws of Minnesota, and has the corporate power and authority to own, lease and operate the Acquired Assets, and to carry on in all material respects the Business as now being conducted. Church's Texas Holding, LLC and AFC Holdings of Texas, LLC are each limited liability companies duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and each has the limited liability company power and authority to own, lease and operate its Acquired Assets, and to carry on in all material respects its part of the Business as now being conducted. CT Restaurants, L.P. is a limited partnership duly organized, validly existing and in good standing under the Laws of Texas, and has the limited partnership power and authority to own, lease and operate its Acquired Assets, and to carry on in all material respects its part of the Business as now being conducted.

      Section 3.2 Authorization. Seller has the corporate power and authority to execute and deliver this Agreement and each Seller Ancillary Document to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Seller Ancillary Documents to which Seller is a party shall be as of the Closing Date, duly authorized, executed and delivered by Seller and do or shall, as the case may be, when duly executed by all parties and delivered by Seller, constitute the valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. No consent of the shareholders of Seller or any other shareholder proceedings are necessary for the execution of this Agreement or the consummation of the transactions contemplated hereby.

      Section 3.3 Consents and Approvals; No Violations. Except as set forth on
Schedule 3.3 and for applicable requirements of the HSR Act, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Seller or the organizational documents of any Subsidiary; (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity or any third party; (c) violate, conflict with or result in a default under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other Contract or Shared Contract that is included as part of the Acquired Assets or result in the creation of any Lien upon any Acquired Asset or any asset of the Subsidiaries; or (d) violate any Law, order, injunction or decree applicable to Seller or any Subsidiary; excluding from the foregoing clauses
(b), (c) and (d) such requirements, violations, conflicts, defaults or rights
(i) which would not in the aggregate, be material or (ii) which become applicable as a result of the business or activities in which Buyer is or proposes to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, Buyer.

      Section 3.4 Title.

      (a) Seller or its Subsidiaries owns all right, title and interest in and to, or has a valid leasehold interest or other right to use, all of the Acquired Assets, free and clear of any Liens, except for (i) Permitted Liens and (ii) the security interests held by the Secured Lenders, which in the case of clause (ii) shall be released at the Closing. Except as set forth on Schedule 3.4(a) and except with respect to the services provided in the Transition Services Agreement, the Acquired Assets include or will include as of the Closing Date the transfer of ownership or valid right to use all properties reasonably necessary to conduct the Business in all material respects as conducted on or immediately prior to the date hereof.

      (b) Either Seller or one of the Subsidiaries owns of record and beneficially all of the equity interests in the Subsidiaries as indicated on
Schedule 3.4(b), free and clear of all Liens. The Subsidiaries have (i) no liabilities other than liabilities exclusively related to the Business and (ii) no indebtedness for borrowed money that will be unpaid as of the Closing. No Affiliates of Seller other than the Subsidiaries engage in the business of operating or franchising quick service chicken restaurants under the "Church's Chicken" or "Texas Chicken" trademarks or any derivation thereof or own any assets exclusively related to such business. Except as set forth on Schedule 3.4(b), there are no outstanding warrants, options, agreements, subscriptions, convertible or exchangeable equity interests or other commitments pursuant to which any of the Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any equity interests of the Subsidiaries and no equity interests of any of the Subsidiaries are reserved for issuance for any purpose.

      Section 3.5 Financial Statements. Seller has made the Financial Statements available to Buyer. Except as disclosed in the Financial Statements or on
Schedule 3.5, the Financial Statements have been derived from underlying financial information extracted from Seller and the Subsidiaries, on the basis set out in the notes contained in the Financial Statements. The Financial Statements fairly present in all material respects the financial condition, results of operation and cash flows of the Business as of the respective dates of and for the periods referred to in the Financial Statements and have been prepared in accordance with GAAP on a basis consistent with past practices and throughout the periods involved, except as set forth in any notes thereto and except in the case of the unaudited financial statements, for normal year-end adjustments.

      Section 3.6 No Undisclosed Liabilities. Except as disclosed on Schedule 3.6, the Business does not have any liabilities required to be shown in the Financial Statements in accordance with GAAP and not shown, except (a) to the extent reflected in the most recent balance sheet included in the Financial Statements or in the notes thereto, (b) those liabilities expressly disclosed in this Agreement, (c) those liabilities incurred in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements, (d) those liabilities not required under GAAP to be reflected in the Financial Statements, (e) as of the Closing Date, those liabilities arising from actions not in violation of Section 5.1, and (f) liabilities and obligations that would not individually or in the aggregate) cause a Material Adverse Effect.

      Section 3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7, since July 11, 2004 and through the date hereof:

      (a) Seller has conducted, and has caused its Subsidiaries to conduct, the Business in all material respects in the ordinary course;

      (b) there has been no Material Adverse Effect;

      (c) Seller has not increased or accelerated, and has caused its Subsidiaries to not increase or accelerate, the compensation or benefits payable or to become payable to any officer, employee or agent of the Business, except for merit and seniority increases made in the ordinary course of business;

      (d) there has been no casualty, loss, damage, condemnation or destruction (whether or not covered by insurance) of any property that is material to the Business and that has not been remedied;

      (e) there has been no material change in the accounting methods or practices of the Business or any change in depreciation or amortization policies or rates theretofore adopted by the Business;

      (f) there has been no sale, lease, abandonment, lapse or other disposition of any property that is material to the Business other than in the ordinary course of business;

      (g) there has been no material transaction relating to the Business with the Seller or its Affiliates or any officer or director of the Seller or its Affiliates other than on an arms'-length basis;

      (h) there has been no taking of any material Tax position that is inconsistent with past practice and that reasonably would be expected to adversely affect Buyer in any material respect, nor has there been any making or changing any material Tax election with respect to the Subsidiaries; and

      (i) there has been no agreement or arrangement to take any of the actions specified in this Section 3.7, except as expressly contemplated by this Agreement.

      Section 3.8 Real Property.

      (a) Schedules 1.1(i), and Schedule 1.1(g)(i) and 1.1(g)(ii) set forth a complete and accurate list of the Owned Real Property and Surplus Owned Real Property. Except (i) as set forth on Schedule 3.8(a) and (ii) for the security interests held by the Secured Lenders, which shall be released at the Closing, Seller or one of its Subsidiaries has good and marketable fee title to all of the Owned Real Property and Surplus Owned Real Property, free and clear of any Liens other than Permitted Liens.

      (b) Schedule 1.1(e) and Schedule 1.1(h) set forth a complete and accurate list of the Leased Real Property and Surplus Leased Real Property. Except (i) as set forth on Schedule 3.8(b) and (ii) for the security interests held by the Secured Lenders, which shall be released at the Closing, Seller has a valid leasehold interest in its Leased Real Property and Surplus Leased Real Property, free and clear of any Liens other than Permitted Liens. The leases of the Leased Real Property and Surplus Leased Real Property (collectively, the "Leases") are, in all material respects, in full force and effect and there does not exist under any such Lease any material event of default or material event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder on the part of Seller or any Affiliate of Seller, or, to Seller's Knowledge, on the part of any other party thereto, except as set forth on Schedule 3.8(b). Seller has made available to Buyer copies, true and complete in all material respects, of each Lease document (including all amendments, extensions, renewals and other agreements with respect thereto).

      (c) Except as set forth on Schedule 3.8(c), to the Knowledge of Seller,
(i) the improvements on the Real Property, Surplus Leased Real Property and Surplus Owned Real Property are free from any material structural defects, and
(ii) there are no condemnation or appropriation or similar proceedings pending or threatened against any of the Real Property, Surplus Leased Real Property and Surplus Owned Real Property or the improvements thereon.

      (d) To the Knowledge of Seller, no material event of default exists under any instrument affecting, encumbering or secured by the Real Property, Surplus Leased Real Property and Surplus Owned Real Property to have or any part thereof (including, but not limited to, the Leased Real Property), nor to Seller's Knowledge, does any fact, event or condition exist that, after notice, lapse of time or otherwise, would constitute such a material event of default.

      (e) Each Owned Real Property and Surplus Owned Real Property that is subject to a right of first refusal in favor of a lessee of the Owned Real Property or Surplus Owned Real Property (each, a "Right of First Refusal") is set forth on Schedule 3.8(e).

      Section 3.9 Intellectual Property.

      (a) Schedule 1.1(a) contains a true, complete and correct list of each of the Business Marks and the jurisdictions where each Business Mark is registered (if any), each of the domain names registered by Seller or its Subsidiaries and used or intended to be used primarily in the Business and their corresponding Internet address ranges ("Business Domains"), each of the elements which Seller or its Subsidiaries claims to constitute the trade dress used in or being developed for use primarily in the Business as it is currently being conducted ("Business Trade Dress"), and each of the secret recipes used in or being developed for use primarily in the Business as it is currently being conducted ("Business Recipes"). The Business Recipes will be delivered to Buyer at Closing.

      (b) Schedule 3.9(b) sets forth a true and correct list of all United States and foreign copyright registrations and patents (or application therefor) which are used primarily in the Business as it is currently being conducted and operated (the "Copyrights and Patents") and the jurisdictions where each is registered (if any).

      (c) Except as set forth on Schedule 3.9(c), Seller or one of its Subsidiaries has good and valid title to or possesses adequate licenses or other valid rights to use the Business Marks (including the "Church's Chicken" and "Texas Chicken" trademarks), Business Domains, Business Trade Dress, Business Recipes and Copyrights and Patents, in each case only to the extent that such items are used regularly in the Business (collectively, the "Intellectual Property"), free and clear of all Liens, other than Permitted Liens, and has paid all material maintenance fees, renewals or expenses related to such Intellectual Property.

      (d) The Intellectual Property, together with all operating manuals, formulae, recipes, know-how, technical data, technology, proprietary information, inventions, databases and data, website content, Confidential Information, marketing materials, research and development materials, methods, systems, surveys, software code (including source and object code) and all related manuals and other texts, photographs, video and audio recordings, copyrightable works of authorship, supplier lists and trade secrets currently being used or being developed for use primarily for the conduct and operation of the Business as it is currently being conducted and operated, and any other tangible or intangible proprietary information or materials that have been used in or are intended to be used primarily in the Business, shall be collectively referred to as the "Proprietary Rights". Except for the rights granted to Franchisees and Licensees or as otherwise described on Schedule 3.9(d), and except as otherwise would not, in the aggregate, be material, Seller or one of its Subsidiaries has rights to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, license and freely transfer the Intellectual Property and other material Proprietary Rights and has not granted any options or licenses or entered into any agreements relating to the Intellectual Property or other material

Proprietary Rights or the marketing and distribution thereof, and the transaction contemplated herein will not result in the loss or impairment, in whole or in part, of any Intellectual Property or other material Proprietary Right. Except as set forth on Schedule 3.9(d), neither Seller nor any of its Subsidiaries has licensed or otherwise granted any rights of use to any of the Intellectual Property or other material Proprietary Rights. Schedule 3.9(d) lists the license agreements under which Seller or its Subsidiaries has the sole right to use any of the material Propriety Rights not owned by Seller or its Subsidiaries, a copy of which Buyer has been provided.

      (e) To the Knowledge of Seller, except as set forth on Schedule 3.9(e), neither the use of such material Proprietary Rights nor the conduct of the Business in accordance with past practices, misappropriates, infringes upon or conflicts with any patent, copyright, trade name, trade secret, trademark or other intellectual property rights of any third party in any material respect. Except as set forth on Schedule 3.9(e), no party has filed a written claim (or, to the Knowledge of Seller, threatened to file a claim) against Seller or its Subsidiaries alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party. Except as set forth on
Schedule 3.9(e), neither Seller nor any of its Subsidiaries has filed a written claim (or, to the Knowledge of Seller, threatened to file a claim) against a party for a violation, infringement, misuse or misappropriation of any of the Intellectual Property or other material Proprietary Rights.

      (f) Schedule 3.9(f) sets forth a list of the computer software that is material to the conduct of the business that is currently used by Seller or its Subsidiaries in the Business (the "Licensed Software"). The use of the Licensed Software does not breach any material terms of any license or other contract between Seller and any third party. Seller is in compliance in all material respects with the terms and conditions of all license agreements in favor of Seller relating to the Licensed Software.

      (g) All franchise agreements and license agreements granting the right to use the material Proprietary Rights to third parties give Seller as franchisor or licensor and its successors and assigns the rights to control the quality of products and services sold under the material Proprietary Rights described under the franchise agreements or license agreements, as the case may be.

      (h) Seller and each of its Subsidiaries has taken reasonable measures to protect the secrecy and confidentiality of the Confidential Information and the value of the material Proprietary Rights.

      Section 3.10 Litigation. Except as set forth on Schedule 3.10, there is no material action, suit or proceeding pending or, to the Knowledge of Seller, threatened against Seller or any Subsidiary by or before any Governmental Entity that would be an Assumed Liability or liability of the Subsidiaries if existing after the Closing the subject matter of which relates to the Business or any Acquired Asset. Except as set forth on Schedule 3.10, to the Knowledge of Seller, none of the Acquired Assets are subject to any material outstanding order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator or arbitrators.

      Section 3.11 Compliance with Applicable Law. Except as set forth on Schedules 3.9(e), 3.14(b), 3.15 and 3.21, Seller and the Subsidiaries are, and have been since December 31, 2002, in compliance in all material respects with all Laws applicable to the ownership and operation of the Business and the Acquired Assets, except for minor isolated infractions.

      Section 3.12 Certain Contracts.

      (a) Schedule 3.12 sets forth a true, correct and complete list of the following Contracts or Shared Contracts ("Material Contracts"):

            (i) all contracts with suppliers or furnishers of services under which Seller and the Subsidiaries, collectively, make payments in excess of $100,000 on an annual basis;

            (ii) all leases of personal property from a third party under which Seller and the Subsidiaries, collectively make payments in excess of $5,000 on an annual basis;

            (iii) all consulting agreements under which Seller and the Subsidiaries, collectively, make payments in excess of $50,000 on an annual basis;

            (iv) all contracts that individually involve payments to or from Seller and the Subsidiaries, collectively, in excess of $100,000 on an annual basis;

            (v) contracts relating to indebtedness for borrowed money, factoring arrangements, sale and leaseback transactions or the deferred purchase price of property;

            (vi) any written agreement for the employment of any employee or with respect to equity compensation of any employee employed in connection with the Business or the Acquired Assets;

            (vii) any guarantee of any obligation of another party by Seller or any Subsidiary relating to the Business or the Acquired Assets;

            (viii) all contracts not entered into in the ordinary course of Business under which Seller and its Subsidiaries collectively will be obligated to make payments in excess of $100,000 annually; and

            (ix) contracts restricting competition that would prevent Buyer from operating the Business following the Closing, excluding any such provision in any Lease, Franchise Agreement, Development Agreement or other contract between Seller or its Subsidiaries and any Franchisee or Licensee or in any deed with respect to Real Property.

      (b) Except as set forth on Schedule 3.12, all Material Contracts are in full force and effect and, assuming the due authorization, execution and delivery by any other party thereto, are currently enforceable in all material respects against Seller (or, if applicable, the relevant Subsidiary), and to the Knowledge of Seller, the other party thereto in accordance with the express terms thereof, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general principles of equity. There does not exist under any Material Contract any material event of default or material event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder on the part of Seller or any Affiliate of Seller, or, to Seller's Knowledge, on the part of any other party thereto, except as set forth on
Schedule 3.12. True and correct copies, in all material respects, of all Material Contracts have been made available to Buyer.

      Section 3.13 Employee Matters.

      (a) Schedule 3.13(a) lists all Employees as of July 12, 2004. Schedule 3.13(a) contains a complete and accurate list of the following information (as of July 12, 2004) for each Employee: name; job title; vacation and other paid time off accrued; and current rate of compensation.

      (b) Schedule 3.13(b) sets forth a list as of the date hereof of each Seller Benefit Plan for the benefit of one, or more than one, Employee or his dependents or beneficiaries. Except as disclosed in Schedule 3.13(b), no amounts become payable or vested solely as a result of the transactions contemplated by this Agreement. True and complete copies of all Seller Benefit Plans (as amended) set forth on Schedule 3.13(b) have been provided to Buyer.

      (c) Each Seller Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (the "Pension Plans") and that is intended to be qualified under Section 401(a) of the Code has a current favorable determination letter from the Internal Revenue Service, and to the Knowledge of Seller there are no circumstances likely to result in revocation of any such favorable determination letter.

      (d) Except as disclosed on Schedule 3.13(d), none of the Seller Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) of ERISA) or an arrangement described in Sections 4(b)(4), 4063 or 4064 of ERISA or that is subject to Section 412 of the Code.

      (e) As of the Closing, Seller and each of its Subsidiaries will have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and Part 6 of Title I of ERISA, and the regulations thereunder.

      (f) Each Seller Benefit Plan has been established, maintained and administered in compliance in all material respects with all Laws and the terms of such Plans. The Seller, the Subsidiaries and all of their Affiliates have discharged all of their material duties and obligations under each Seller Benefit Plan and have not taken any action, or failed to take any action, that could result in any material liability to Buyer, the Subsidiaries or their Affiliates.

      (g) Schedule 3.13(g) contains a complete and accurate list of all Contracts or Shared Contracts that provide an Employee with termination or severance benefits, excluding any severance pay arrangements described on
Schedule 3.13(b) (the "Seller Severance Agreements").

      Section 3.14 Taxes.

      (a) Except as set forth on Schedule 3.14(a), Seller, the Subsidiaries and any Affiliated Group (i) have timely filed or caused to be filed on a timely basis with the appropriate taxing authorities all material Tax Returns required to be filed prior to the date hereof, and all such Tax Returns are true, correct and complete in all material respects, (ii) have paid all material Taxes shown to be due on such Tax Returns, and (iii) have timely collected and withheld or paid over to the appropriate governmental authorities all material Taxes required to have been withheld and collected.

      (b) Except as set forth on Schedule 3.14(b), (i) there are no material liens for Taxes with respect to the Acquired Assets (except for statutory liens for current Taxes not yet delinquent) and no material claims with respect to Taxes of Seller, the Subsidiaries or any Affiliated Group are being asserted by any taxing authority in writing, (ii) none of the material Tax Returns of Seller, the Subsidiaries or any Affiliated Group is currently being audited or examined by any taxing authority, (iii) there is no material unpaid Tax deficiency, determination or assessment currently outstanding against Seller, the Subsidiaries or any Affiliated Group, and (iv) no election has been filed to treat any of the Subsidiaries as an association taxable as a corporation for federal or state income tax purposes.

      Section 3.15 Environmental Matters.

      (a) Except as set forth on Schedule 3.15, as of the date hereof, Seller and the Subsidiaries hold, and are and have since December 31, 2002, been in material compliance with, all material Environmental Permits. Seller, as relates to the Business or the Acquired Assets and the Subsidiaries, are and have, since December 31, 2002, been in compliance with applicable Environmental Law, except where the failure to be in compliance would not have a Material Adverse Effect.

      (b) Except as set forth on Schedule 3.15, neither Seller nor the Subsidiaries has received any written notice of any pending or threatened claim or allegation of liability based upon any provision of any applicable Environmental Law and, with respect to the Seller, (i) arising out of or related to the Business or the Acquired Assets or (ii) arising out of the ownership, use, control or operation by Seller, of any facility, site, area or property related to the Business, which claim or allegation of liability, if adversely resolved, would have a Material Adverse Effect.

      (c) Except as set forth on Schedule 3.15, with respect to the Business, Seller has not and to Seller's Knowledge, no third party has Released any Hazardous Substance at the Real Property, Surplus Owned Real Property or Surplus Leased Real Property and to Seller's Knowledge, no such property is contaminated by any such Hazardous Substance so as to give rise to any material liabilities under any current applicable Environmental Law, including any material liabilities for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

      (d) Except as otherwise would not have a Material Adverse Effect, with respect to the Business or the Acquired Assets, neither Seller nor any Subsidiary has, either expressly or to the

Knowledge of Seller, by operation of law, assumed or undertaken any material liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental Law.

      (e) The Seller has furnished to Buyer all material environmental audits, material environmental reports and other material environmental documents relating to the Business or the Acquired Assets which are in its possession or under its reasonable control.

      (f) To the Knowledge of Seller, except as set forth on Schedule 3.15, there are no (i) underground storage tanks on the Real Property, (ii) polychlorinated biphenyl-containing equipment owned by the Business or any Subsidiary that contains a PCB concentration in excess of 50 parts per million, or (iii) friable asbestos-containing materials at any Real Property, Surplus Owned Real Property, or Surplus Leased Real Property. Notwithstanding the foregoing, although Seller has reason to believe that the properties identified on Schedule 3.15 may have previously been used to conduct gas station or dry cleaning operations and therefore could have underground storage tanks located on such properties, Seller does not have Knowledge that there are in fact underground storage tanks on such properties.

      Section 3.16 Licenses and Permits. Except as set forth on Schedule 3.16, the Licenses include all licenses and permits reasonably necessary to carry on in all material respects the Business as it is presently being conducted.

      Section 3.17 Fixtures and Equipment.

      (a) Schedule 3.17 contains a brief description of the Fixtures and Equipment typically owned or leased by Seller or its Subsidiaries and used or held for use in the Seller-Owned Restaurants with an original book basis, in the case of owned Fixtures and Equipment, in excess of $5,000.00 indicating the typical budgeted cost of each such item when purchased new, and in the case of leased Fixtures and Equipment with an annual lease obligation in excess of $2,500.00. Except as set forth on Schedule 3.17, each Seller Owned Restaurant has substantially all of the fixtures and equipment referred to in Section 3.17.

      (b) To the Knowledge of Seller, the Fixtures and Equipment are in good and usable condition, ordinary course wear and tear excepted, except where the failure to be in good and usable condition would not have a Material Adverse Effect.

      Section 3.18 Certain Fees. Except for Bear, Stearns & Co. Inc., neither Seller nor its Subsidiaries has employed any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement or the transactions contemplated hereby.

      Section 3.19 Suppliers. Schedule 3.19 sets forth a true, correct and complete list of the ten (10) largest suppliers or vendors ("Suppliers") to Seller and its Subsidiaries collectively, with respect to the Business (based on purchases from January 1, 2004, through September 30, 2004), together with the volume of the purchases made from such Suppliers during such period. To the Knowledge of Seller, none of the Suppliers has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate its relationship with Seller or its Subsidiaries. To the

Knowledge of Seller, no Supplier has notified Seller or its Subsidiaries of its intention to materially decrease or materially limit the services, supplies or materials sold or furnished to Seller or its Subsidiaries.

      Section 3.20 Franchises. With respect to the Business,

      (a) Schedule 3.20(a) sets forth a true and complete list of all documents that are currently in Seller's or any Subsidiary's possession within each of the following categories:

            (i) each franchise and license agreement, currently in effect, and any written amendments or modifications thereto, pursuant to which Seller has granted to Franchisees or Licensees the right to operate Franchised Restaurants or to use any components of the Business System or the Business Marks (collectively the "Franchise Agreements"); and

            (ii) each development agreement for Franchised Restaurants, currently in effect, and any written amendments or modifications thereto (collectively, the "Development Agreements").

(b) Except as otherwise would not be material in the aggregate and except as set forth on Schedule 3.21, all Franchise Agreements and Development Agreements constitute valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditor's rights and to general principles of equity. The consummation of the transactions contemplated by this Agreement will not constitute a breach or default or other event which, with notice, lapse of time, or both, would constitute a material default or a material event of default under any Franchise Agreement or Development Agreement. Without limitation of the foregoing, Seller and each Subsidiary may transfer and assign all of its right, title and interest in and to the Franchise Agreements and the Development Agreements in accordance with this Agreement without the consent of any Franchisee or Licensees. At all relevant times, Seller and each Subsidiary has had the corporate power and authority and legal right to enter into and perform the terms of each Franchise Agreement and Development Agreement, as franchisor or grantor, as appropriate. Schedule 3.20(b) sets forth a true and complete list of the following:

            (i) to Seller's Knowledge, each franchise, license or development agreement for which a material default exists and has not been cured as of the date hereof;

            (ii) each material default by Seller or any of its Subsidiaries under terms of any Franchise Agreement or Development Agreement;

            (iii) each material waiver by Seller or any of its Subsidiaries of rights or performance obligations under any Franchise Agreement or Development Agreement;

            (iv) each oral franchise, license or development agreement entered into by Seller or any of its Subsidiaries that is in effect and pursuant to which a Franchisee or Licensee currently is operating a Franchised Restaurant;

                  (v) each material oral modification to any Franchise Agreement or Development Agreement that has been accepted by Seller or any of its Subsidiaries and is currently is in effect;

                  (vi) to Seller's Knowledge, a list of all locations at which former Franchisees or Licensees continue to use the Business Marks or other significant elements of the Business System, other than minor non-material elements of trade dress; and

                  (vii) any material contractual limitations or prohibitions affecting the right of Seller to operate Franchised Restaurants or sell franchises in any geographic area or location except as expressly set forth in the Franchise Agreements or Development Agreements.

         (c) Neither Seller nor any Subsidiary has entered into any contracts, agreements or arrangements, orally or in writing, whereby Seller or a Subsidiary receive rebates, commissions, discounts or other payments or remuneration based on purchases by Franchisees or Licensees.

         Section 3.21 Franchise Registration.

         (a) Except as set forth on Schedule 3.21, to the Knowledge of Seller, the jurisdictions in which Seller and its Subsidiaries are to be registered immediately prior to the Closing are the only jurisdictions in which they are required to be registered in light of the rights granted under the Franchise Agreements and Development Agreements.

         (b) Seller has made available to Buyer each letter or other correspondence from federal, state and/or foreign franchise examiners received by Seller since January 1, 2003 relating to:

                  (i) franchise or license agreements for the Business System or the Business Marks currently in effect as of the date of this Agreement;

                  (ii) franchise registration status of Seller in that jurisdiction with respect to the sale of franchises for Franchised Restaurants;

                  (iii) Seller's exemption from the registration provisions of such jurisdiction's franchise registration law with respect to the sale of franchises for Franchised Restaurants;

                  (iv) the form of each franchise offering circular provided to Franchisees or Licensees or registered with any jurisdiction since January 1, 2003 with respect to the sale of franchises for Franchised Restaurants; and

                  (v) the form of each franchise offering circular, if any, currently being used by Seller in connection with offers to sell and sales of franchises for Franchised Restaurants.

         (c) Except as set forth on Schedule 3.21, (i) the offers and sales of franchises for Franchised Restaurants have been made in substantial compliance with applicable Laws and (ii) since such offers or sales, Seller has not committed any material violation of any applicable

Laws with respect to the operation of the Business System or the administration of any Franchise Agreement or Development Agreement. Without limitation of the foregoing, no right of rescission or set-off exists or has been asserted or threatened with respect to any Franchise Agreement or Development Agreement.

         Section 3.22 Insurance. Except as otherwise would not have a Material Adverse Effect, the Business is covered by policies of insurance maintained by Seller or its Subsidiaries covering such risks, in such amounts and with such deductibles and exclusions as are reasonable for the Business and the Acquired Assets, as determined by Seller in its reasonable business judgment. To the extent Seller or any of its Subsidiaries self-insures certain of its properties or risks, such self-insurance protects against such casualties and contingencies and is at such levels as is in accordance with reasonable business practices, as determined by Seller in its reasonable business judgment.

         Section 3.23 Employment Relationships. Except as disclosed on Schedule 3.23, neither Seller nor any of its Subsidiaries is (a) a party to, involved in or, to Seller's Knowledge, threatened by, any material labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and neither Seller nor any of its Subsidiaries has experienced any work stoppage or "concerted action" since December 31, 2002. Except as disclosed on Schedule 3.23, since December 31, 2002, with respect to the Employees (a) to the Knowledge of Seller, none of the employees of the Business has been or is now represented by a labor organization; (b) neither Seller nor any Subsidiary has been or is a signatory to any collective bargaining agreement with any labor organization; (c) there are no current or, to the Knowledge of Seller, threatened attempts to organize or establish any labor union or association; (d) no material citation of Seller or its Subsidiaries has occurred and no enforcement proceeding has been initiated or is pending under U.S. federal or non-U.S. immigration law; and (e) neither Seller nor any Subsidiary has taken any action that would constitute a "mass layoff" or "plant closing" within the meaning of the WARN Act.

         Section 3.24 Operation of Owned Real Property.

         (a) Except as set forth on Schedule 3.24, all utilities and major service systems (including electrical, sanitary and sewage, HVAC, air filtering, refrigeration and water supply) necessary for the operation of the Seller-Owned Restaurants are in all material respects in good working order and are adequate for the present needs of the Seller-Owned Restaurants, ordinary course wear and tear excepted. To the Knowledge of Seller and except as set forth on Schedule 3.8(c), there are no facts or circumstances which will result in the termination of the present access from the location of Seller-Owned Restaurants to utility services or existing streets, highways and roads adjoining such Seller-Owned Restaurants.

         (b) The use, occupancy, operation and condition of the Real Property, Surplus Owned Real Property or Surplus Leased Real Property is not in material violation of applicable material covenants, conditions, restrictions or contracts and any applicable Laws, including but not limited to, health, safety, zoning and other Laws to which they are subject. All applicable material permits, licenses and other evidences of compliance which are or were required to be obtained in connection with the construction of the Seller-Owned Restaurants and the occupancy, condition, operation and use thereof have been obtained and complied with in all material respects.

         Section 3.25 Advertising Funds.

         (a) Schedule 3.25(a) contains a correct and complete list of all assets and all liabilities and accounts payable of the Advertising Funds. Monies contributed to the Advertising Funds are deposited in segregated accounts maintained solely for the Advertising Funds. All contributions made to the Advertising Funds and any earnings on those contributions have been used in accordance with Seller's obligations pursuant to the Franchise Agreements.

         (b) Except as provided in Schedule 3.25(b) and as permitted under the Franchise Agreements, the Advertising Funds have not been used to defray Seller's expenses other than those expenses incurred administering the Advertising Funds and in running advertising and marketing programs for the Business. Excess amounts in the Advertising Funds at the end of each taxable year, have and shall be carried over to the following taxable year(s).

         Section 3.26 NO OTHER REPRESENTATIONS OR WARRANTIES. SELLER MAKES NO REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO:

         (A) ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO BUYER FOR FUTURE PERIODS OR FUTURE REVENUES, EXPENSES OR EXPENDITURES OR FUTURE RESULTS OF OPERATIONS; OR

         (B) EXCEPT AS EXPRESSLY COVERED BY A REPRESENTATION AND WARRANTY CONTAINED IN THIS AGREEMENT OR THE SELLER ANCILLARY DOCUMENTS, ANY OTHER INFORMATION OR DOCUMENTS (FINANCIAL OR OTHERWISE) MADE AVAILABLE TO BUYER OR ITS COUNSEL, ACCOUNTANTS OR ADVISERS WITH RESPECT TO SELLER, THE BUSINESS, THE ACQUIRED ASSETS OR THE ASSUMED LIABILITIES.

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR THE SELLER ANCILLARY DOCUMENTS, NEITHER SELLER NOR ITS AFFILIATES MAKE ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NO REPRESENTATION OR WARRANTY CONTAINED IN THIS ARTICLE III IS INTENDED TO, OR DOES, COVER OR OTHERWISE PERTAIN TO ANY ASSETS THAT ARE NOT INCLUDED IN THE ACQUIRED ASSETS OR ANY LIABILITIES THAT ARE NOT INCLUDED IN THE ASSUMED LIABILITIES.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Subject to the terms, conditions and limitations set forth in this Agreement, Buyer hereby represents and warrants to Seller as of the date hereof as follows:

         Section 4.1 Organization. Buyer is a corporation validly existing under the Laws of the jurisdiction set forth in the preamble hereof, and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

         Section 4.2 Authorization. Buyer has the corporate power and authority to execute and deliver this Agreement and each Buyer Ancillary Document to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Buyer Ancillary Documents to which Buyer is a party shall be as of the Closing Date, duly authorized, executed and delivered by Buyer and do or shall, as the case may be, when duly executed by all parties and delivered by Buyer, constitute the valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         Section 4.3 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) conflict with or result in any breach of any provision of the organizational documents of Buyer; (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound; or (d) violate any Law, order, injunction or decree applicable to Buyer, excluding from the foregoing clauses (b), (c) and (d) such requirements, violations, conflicts, defaults or rights (i) which would not materially and adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or (ii) which become applicable as a result of any acts or omissions by, or the status of or any facts pertaining to, Seller.

         Section 4.4 Litigation. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Buyer, threatened against Buyer, by or before any Governmental Entity or by any third party which challenges the validity of this Agreement or which would be reasonably likely to adversely affect or restrict Buyer's ability to consummate the transactions contemplated by this Agreement.

         Section 4.5 Certain Fees. Buyer has not employed any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement or the transactions contemplated hereby.

         Section 4.6 Financial Capability. Buyer is a newly formed corporation which has conducted no business other than in connection with the transactions contemplated by this Agreement. Schedule 4.6 hereto contains true, complete and correct copies of executed commitment letters and an executed definitive Assignment Agreement to provide to Buyer financing for the transactions contemplated by this Agreement in an aggregate amount of $413,000,000 (the "Financing Documents"). The Financing Documents are in full force and effect and have not been amended or modified. Buyer has no reasonable expectation as of the date of this Agreement that any of the conditions set forth in the Financing Documents will not be satisfied. The financing contemplated by the Financing Documents constitutes all of the financing required to be provided by Buyer for the consummation of the transactions contemplated by this Agreement and the payments of all fees and expenses incurred by Buyer in connection therewith. Buyer will have available as of the Closing Date funds sufficient to pay for the Purchase Price and the fees and expenses of Buyer related to the transactions contemplated hereby and to assume the Assumed Liabilities. Buyer knows of no circumstance or condition that could be reasonably expected to prevent the availability at the Closing of such cash or availability. As of the date hereof, Buyer has deposited with the Escrow Agent $20,000,000 (the "Down Payment Amount") in an escrow account pursuant to the terms of the Escrow Agreement.

         Section 4.7 Independent Review. Buyer has conducted its own independent review and analysis of the Business and its condition, cash flow and prospects, the Acquired Assets and the Assumed Liabilities, and acknowledges that Buyer has been provided access to the properties, premises and records of Seller for this purpose. In entering this Agreement, Buyer has relied exclusively upon its own investigation and analysis and the representations and warranties contained herein or in the Seller Ancillary Documents, and Buyer:

         (a) acknowledges that: (i) it has had the opportunity to visit with Seller and meet with the officers and other representatives to discuss the Business and its condition, cash flow and prospects, the Acquired Assets and the Assumed Liabilities, and (ii) all materials and information requested by Buyer have been provided to Buyer to Buyer's reasonable satisfaction;

         (b) acknowledges that it has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of Seller) as Buyer deems adequate; and

         (c) acknowledges that, except for representations and warranties made in this Agreement or in the Seller Ancillary Documents, neither Seller nor any of its directors, officers, employees, Affiliates, agents or representatives make any other representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its agents or representatives prior to the execution of this Agreement.

                                   ARTICLE V

                                    COVENANTS

         Section 5.1 Conduct of the Business. Seller agrees that, during the period from the date of this Agreement to the Closing, except as otherwise expressly contemplated or permitted by this Agreement, or as consented to by Buyer in writing (which consent shall not be unreasonably withheld or delayed), Seller shall, and shall cause the Subsidiaries to, with respect to the Business and the Acquired Assets:

         (a) conduct the Business in all material respects in the ordinary course of business;

         (b) use reasonable best efforts to (i) maintain and preserve the Business (including the goodwill of the Business) and the Acquired Assets in all material respects, and (ii) maintain, preserve and retain relationships with the Suppliers;

         (c) not sell or dispose of any material Acquired Asset, except in the ordinary course of business;

         (d) not mortgage, pledge or subject to any material Lien or security interest (other than Permitted Liens) any of the Acquired Assets, except in the ordinary course of business;

         (e) except in the ordinary course of business, not enter into or amend any employment, bonus, severance or retirement contract or arrangement, or increase any salary or other form of compensation payable or to become payable to any of its executives, stockholders, affiliates, or employees, enter into or amend any contract or arrangement of any affiliates, or employees nor pay any special bonus to its executives, stockholders, affiliates, directors or employees, except for payments under those contracts and arrangements disclosed in the Schedules;

         (f) not sell, lease, license or otherwise dispose of or agree to sell, lease, license or otherwise dispose of any of its assets, properties, rights or claims, except in the ordinary course of business and except for Seller-Owned Restaurant closings which were negotiated prior to the date of this Agreement and those planned closings which are currently being negotiated, which are set forth on Schedule 5.1(f);

         (g) not incur any liability, guaranty or obligation (fixed or contingent) other than in the ordinary course of business and consistent with past practice;

         (h) not fail to maintain insurance on the Acquired Assets in at least such amounts and of such kinds as are currently maintained;

         (i) not modify or amend in any material respect, cancel, terminate or renew any existing lease agreement, except for negotiated Seller-Owned Restaurant closings set forth on Schedule 5.1(f); provided, however, that Seller may renew existing leases nearing termination if it, in its reasonable discretion after consultation with the Buyer, deems appropriate;

         (j) not (i) modify, amend, cancel or terminate any existing agreement or arrangement relating to the Business involving any obligation with a value in excess of $100,000.00 and not otherwise expressly provided for in this Section 5.1, except in the ordinary course of business or (ii) enter into any transaction involving the exchange of ownership of any Franchised Restaurants operated by Franchisees for retail units currently operated by any other entity or under any other name, except in the ordinary course of business;

         (k) maintain levels of Inventory and Petty Cash at the Seller-Owned Restaurants in the ordinary course of business consistent with past practices;

         (l) confer, at such times as Buyer may reasonably request, with Buyer to report on material operational matters and the status of material ongoing operations of the Business;

         (m) notify Buyer of any notifications from any Governmental Entity that Seller or the Subsidiaries is violating any material Laws in connection with the Business;

         (n) notify Buyer of any Material Adverse Effect;

         (o) perform in all material respects all of its obligations under each, and not materially default or suffer to exist any event or condition which with notice or lapse of time or both would constitute a material default under any, Material Contract and not enter into, assume or amend any contract that would be a Material Contract other than in the ordinary course of business;

         (p) not settle, compromise or terminate any material litigation or material settlement negotiations related to the Business or any of the Subsidiaries; provided, however, that Seller may settle or compromise the matters indicated on Schedule 5.1(p) subject only to consulting with Buyer with respect to such settlement or compromise;

         (q) not sell, merge, dissolve or liquidate the Subsidiaries or allow a change in their organizational documents;

         (r) not offer to sell any franchise or franchise development rights for Franchised Restaurants, except in the ordinary course of business; and

         (s) not agree in writing, or otherwise, to take any action described in this Section 5.1.

         Section 5.2 Access to Information.

         (a) Subject to the restrictions of any applicable Law or contractual undertaking, between the date of this Agreement and the Closing, Seller shall
(i) give Buyer and its authorized representatives reasonable access to the Books and Records, offices and other facilities and properties of or relating to the Business, the Acquired Assets or the Assumed Liabilities; (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request; (iii) cause the officers of Seller to furnish Buyer with such financial and operations data and other information with respect to the Business as Buyer may reasonably request; and (iv) give Buyer and its authorized representatives reasonable access to all documents and records related to the Seller Benefit Plans to the extent reasonably necessary to comply with its obligations under Section

5.7; provided, however, that any such investigation shall be conducted during normal business hours under the supervision of Seller's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated by this Agreement and not interfere unreasonably with the business operations of Seller.

         (b) All information furnished or provided by Seller or its Affiliates to Buyer or its representatives (whether furnished before or after the date of this Agreement) shall be held subject to the Confidentiality Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, Buyer shall be allowed to initiate title and lien searches with a title company (sharing certain confidential information with the title company) of the Acquired Assets in connection with its investigation of the Business.

         (c) Buyer agrees to make personnel of Buyer or its Affiliates reasonably available to Seller to the extent such access is reasonably related to any Excluded Assets or Excluded Liabilities or otherwise necessary for Seller to comply with the terms of this Agreement or any applicable Law; provided, however that Seller shall reimburse Buyer promptly for its reasonable and necessary documented out of pocket expenses incurred in complying with any such request.

         (d) Buyer shall use reasonable best efforts to provide Seller with such documentation as Seller may reasonably request to permit Seller to conduct a reasonable due diligence investigation concerning the financial capability, resources, condition and creditworthiness of Buyer.

         (e) As soon as practicable after the end of every 4 week period that comprises one of Seller's normal accounting periods for the Business beginning with such 4 week period in which this Agreement is signed, Seller will deliver to Buyer an unaudited balance sheet of the Business as of the end of such 4 week period, and related statements of income and cash flows for such 4 week period.

         (f) Buyer agrees that, because Seller will provide Buyer with copies of all of Seller's assessments, reports, studies, tests, or monitoring pertaining to Environmental Laws or Hazardous Substances relating to the Business or the Acquired Assets as specified in Section 3.15, Buyer and its accountants, legal counsel, environmental consultants, investment bankers, financial sources, lenders and other representatives will not, prior to Closing, conduct any additional or new environmental assessments, studies, investigations, monitoring, or other inquiries pertaining to Environmental Laws or Hazardous Substances and relating to the Real Property, the Surplus Owned Real Property or the Surplus Leased Real Property, including, without limitation, any phase I environmental site assessment, phase II environmental site assessment, or invasive sampling of soil, groundwater, air, any other environmental media, or building materials or equipment; provided, however, Buyer and the Real Estate Assignee may review any existing site surveys previously performed for Seller and visually inspect each property.

         (g) Seller shall use, and Seller shall cause the management of Seller to use, reasonable best efforts to cooperate in all reasonable and customary respects with Buyer and Buyer's agents to facilitate the consummation of the financing contemplated by the Financing Documents (the expense of such cooperation to be borne by Buyer), including without limitation, the preparation of any customary offering memorandum, making available any audited or unaudited financial statements as would customarily be provided in connection with similar financings, and any customary marketing efforts necessary in connection with the financing. Buyer agrees that it and the Buyer Indemnified Parties shall not have any claim against Seller arising from the compliance by Seller with the provisions of this Agreement to the extent related to assisting Buyer in obtaining the financing contemplated by the Financing Documents, including based on financial statements or other information or statements made or provided by or on behalf of Seller, except to the extent that Buyer is otherwise entitled to indemnification under Section 8.1(a), after taking into account the limitations set forth in Article VIII.

         Section 5.3 Consents.

         (a) Seller and Buyer shall each use their reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties necessary, on Seller's or Buyer's part, respectively, to consummate the transactions contemplated by this Agreement and shall reasonably cooperate with the other to obtain the required consents. In addition to the foregoing, Buyer agrees to use its reasonable best efforts to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought in connection with the transactions contemplated hereby.

         (b) Each of Seller and Buyer will promptly after execution of this Agreement make all filings or submissions as are required under the HSR Act. Each of Seller and Buyer will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Each of Seller and Buyer will promptly keep the other reasonably informed of all material communications between each of them, any of their Affiliates or any of its or their representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, each of Seller and Buyer will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of Seller and Buyer will keep the other apprised of the status of any such inquiry or request.

         (c) Buyer shall use its reasonable best efforts (both before and after the Closing Date) (i) to promptly cause Seller or any Affiliate of Seller, as the case may be, to be fully and unconditionally released and discharged from any and all Assumed Liabilities and (ii) to promptly cause Buyer to be substituted in the place of Seller or any of the Affiliates of Seller, as the case may be, for all purposes under the Contracts.

         (d) If prior to Closing, with respect to all Owned Real Property or Surplus Owned Real Property subject to a Right of First Refusal, Seller has not obtained a release of Seller or the Subsidiary which is the lessor of such Owned Real Property or Surplus Owned Real Property, the Subsidiaries and Buyer with respect to such Right of First Refusal (in form reasonably acceptable to Buyer) or otherwise provided reasonable evidence to Buyer that such Right of First

Refusal will not affect such property, then (i) each affected Owned Real Property or Surplus Owned Real Property shall be a part of the Excluded Assets and shall not be conveyed to Buyer at Closing and (ii) the Purchase Price shall be reduced by an amount equal to the allocated value set forth for each such Owned Real Property or Surplus Owned Real Property set forth on Schedule 5.3(d) or, if such Owned Real Property or Surplus Owned Real Property is not identified on such schedule, the quotient of the net lease income of Seller for such property in fiscal year 2003 divided by .102 (each, an "Allocated Value"); provided, however, that with respect to the Right of First Refusal identified on
Schedule 5.3(d)(i), Seller shall obtain a release in the form described above and the provisions of clauses (i) and (ii) above shall not apply to such Right of First Refusal or the Owned Real Property subject thereto. If, prior to the second anniversary of Closing, Seller has not conveyed any such Owned Real Property or Surplus Owned Real Property as a result of the applicable Right of First Refusal and Seller would then be able to provide the release or evidence described above, then within thirty (30) days of such occurrence, Seller shall convey the affected Owned Real Property or Surplus Owned Real Property to Buyer for a purchase price equal to the Allocated Value for such Owned Real Property or Surplus Owned Real Property. In such event, Buyer and Seller shall make such closing deliveries and pay such closing costs with respect to such Owned Real Property or Surplus Owned Real Property as are set forth in this Agreement with respect to the Real Property conveyed to Buyer at Closing and treat such Owned Real Property or Surplus Owned Real Property as an Acquired Asset for all purposes under this Agreement.

         Section 5.4 Reasonable Best Efforts. Each of Seller and Buyer shall cooperate, and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement on or before December 21, 2004. Seller will use its reasonable best efforts to ensure that the conditions set forth in Article VI hereof are satisfied on or before December 21, 2004, insofar as such matters are within the control of Seller, and Buyer will use its reasonable best efforts to ensure that the conditions set forth in Article VI hereof are satisfied on or before December 21, 2004, insofar as such matters are within the control of Buyer. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the transactions contemplated hereby, to use their reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

         Section 5.5 Shared Contracts. With respect to each Shared Contract, only the portion of such Shared Contract that relates to the Business or the Acquired Assets shall be transferred to and assumed by Buyer at the Closing, and the rights and obligations under such Shared Contract shall be equitably apportioned between Buyer and Seller. As promptly as is reasonably practicable following the Closing, each Party shall use its reasonable best efforts to determine whether to (and after such determination, use its reasonable best efforts to so implement such determination) (a) attempt to enter into new agreements with the relevant third party relative to the allocation of rights and responsibilities under that Shared Contract, (b) enter into an agreement between the Parties relative to the assignment of a Party's rights and the delegation of a Party's duties under the Shared Contract, or (c) arrive at some other form of agreement which maximizes the total benefit to the Parties of the Contract, while equitably apportioning the rights and obligations of the Parties under the Contract; provided, however, that the Assumed Liabilities shall be allocated to Buyer and the Excluded Liabilities shall be allocated to Seller.

         Section 5.6 Public Announcements. Except as otherwise agreed to by the Parties, the Parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of a Party may be required by Law or by the rules of a national securities exchange, and in any event a Party shall use its reasonable best efforts to consult with the other Party at a reasonable time in advance of such required disclosure.

         Section 5.7 Employees; Employee Benefits.

         (a) Effective on the Closing Date, Buyer or an Affiliate of Buyer shall offer (and Seller shall give Buyer an opportunity to offer) employment to all Employees (except that Buyer shall not be obligated to offer employment to any of the Employees identified on Schedule 3.13(g) so long as Buyer gives written notice thereof to Seller within five (5) Business Days after the date hereof), on terms and conditions which, in the aggregate and for a period of at least one
(1) year, provide economic value that is substantially comparable to that provided to the Transferred Employees (as defined below) on the Closing Date, including, without limitation, employee benefit plans and benefit arrangements which, in the aggregate, provide the Transferred Employees economic value that is substantially comparable to that provided by Seller and its Affiliates to the Employees on the Closing Date under the Seller Benefit Plans disclosed on
Schedule 3.13(b), without taking into account the value of any option or equity-based grants or arrangements, severance arrangements or vacation or other paid time off arrangements. Buyer's offers of employment to such Employees shall be made as soon as practicable following the date hereof; provided, however, that all such offers of employment shall be made no later than the day prior to the Closing Date and all such offers shall remain open at least until the Closing Date. Those Employees who accept such offers of employment with Buyer or an Affiliate of Buyer effective as of the Closing Date (or, if applicable, upon expiration of any authorized leave within one (1) year of the Closing Date) shall be referred to herein as "Transferred Employees." Seller will deliver to Buyer on the Closing Date an updated version of Schedule 3.13(a) that lists all Employees as of the most recent practicable date, which updated schedule shall also indicate as of such date which such Employees are on a leave of absence and the type of leave.

         (b) Subject to Section 5.7(c) below, Buyer agrees that, effective as of the day after the Closing Date (or such later date as may be provided in the Transition Services Agreement), (i) Buyer shall provide the Transferred Employees with coverage under a "group health plan" (as defined in Section 4980B(g)(2) of the Code) sufficient to prevent any Transferred Employee or any "qualified beneficiary" (as defined in Section 4980B(g)(l) of the Code) thereof, other than any individual who incurs a loss of coverage on or before the Closing Date, under any medical plan applicable to the Transferred Employees from incurring a loss of coverage after the Closing Date; (ii) Buyer will cause the benefit plans applicable to the Transferred Employees to recognize all previous service with Seller or its Affiliates for the purpose of determining eligibility for an entitlement to benefits earned after the Closing Date, including vesting (provided that service with Seller or its Affiliates will not be counted for purposes of benefit accrual or early retirement eligibility under any pension plan of Buyer or any Affiliate of Buyer);

(iii) Buyer will cause its group health plan to recognize all deductibles and coinsurance payments accrued by the Transferred Employees from January 1, 2004 through the Closing Date (or, if the Closing Date is after January 1, 2005, for
2005) and to waive any preexisting condition limitations for the Transferred Employees; (iv) for the remainder of the calendar year in which the Closing occurs the vacation and holiday plan offered to Transferred Employees shall be equal to and in place of what Seller or its Affiliates, as applicable, provide the Transferred Employees as of the Closing Date; (v) Buyer shall maintain for at least one (1) year starting on the Closing Date a severance arrangement (not including the Seller Severance Agreements) for the Transferred Employees that is substantially similar to the severance pay arrangement for other Employees as set forth on Schedule 3.13(b) as in effect immediately before the Closing Date; and (vi) with respect to Transferred Employees who are party to a Seller Severance Agreement, Buyer shall provide severance benefits that are substantially similar to the severance benefits provided to similarly situated employees of other portfolio companies controlled by First Islamic Investment Bank E.C., Crescent Capital Investments, Inc. or their Affiliates for a period of one (1) year following the Closing Date.

         (c) At the close of Business on the Closing Date or such other later date as agreed to by Parties and set forth in the Transition Services Agreement, all Transferred Employees shall cease participation in all Seller Benefit Plans, except with respect to benefits accrued as of, or claims incurred and payable on, the Closing Date. Seller shall take all actions necessary to vest all Transferred Employees in their benefits accrued in any Seller Benefit Plan as of the Closing Date. Buyer will provide Seller with such reasonable information as is required concerning Transferred Employees in order to enable Seller to determine whether, and if so, when, a Transferred Employee will be entitled to any benefits under any Seller Benefit Plans.

         (d) Buyer will credit each Transferred Employee with such number of unused vacation days and other paid time off accrued by such employee with Seller prior to the Closing Date in accordance with Seller' personnel policies applicable to such employees on the date hereof to the extent reflected in the Current Liabilities such that no Transferred Employee will incur a forfeiture of any such vacation or other paid time off as a result of the consummation of the transactions contemplated by this Agreement in violation of any applicable state Law.

         (e) Except as provided in Sections 5.7(b)(i), (iv), (v) and (vi), neither Buyer nor any Affiliate of Buyer shall be required to maintain or offer any particular benefit plan after the Closing Date.

         Section 5.8 Compliance with WARN. With respect to the Employees, Buyer will timely give all notices required to be given under, or will otherwise comply with WARN or other similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff or as otherwise required by such statute. For this purpose, Buyer shall be deemed to have caused a mass layoff if the mass layoff would not have occurred but for Buyer's failure to employ the Employees in accordance with the terms of this Agreement. Buyer shall be responsible for any and all liabilities, costs or expenses with respect to the Employees directly or indirectly relating to or arising out of any plant closing, mass layoff or similar event.

         Section 5.9 Supplemental Disclosure. In connection with the delivery of the certificate described in Section 6.3(c), Seller may propose supplements or amendments to the disclosure schedules (the "Disclosure Supplement") with respect to events that happen after the date hereof and before the Closing. To the extent practicable, Seller will deliver the Disclosure Supplement at least two (2) Business Days prior to the Closing. If the items contained in the Disclosure Supplement would cause the condition contained in Section 6.3(a) not to be met, then Buyer must either terminate this Agreement or accept such Disclosure Supplement as an amendment to the Schedules. If the items contained on the Disclosure Supplement would not prevent the fulfillment of the condition contained in Section 6.3(a), then such items shall not amend the Schedules (except for ordinary course changes in the Business) and Buyer may seek any indemnification available to Buyer under this Agreement following Closing with respect to such items that do not amend the Schedules.

         Section 5.10 Transaction Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the Acquisition or any other action contemplated by this Agreement (collectively, the "Transaction Taxes and Fees") will be shared equally by Buyer and Seller when due. The Parties will cooperate in the preparation, execution and filing of all Tax Returns or other documents regarding any such Transaction Taxes and Fees.

         Section 5.11 Preservation of Records. Except as otherwise provided in this Agreement, Buyer and Seller agree, at their own expense, that each (a) shall preserve and keep the records (including all Tax and accounting records) of the Business for a period of seven (7) years from the Closing, or for any longer periods as may be required by any Governmental Entity or ongoing litigation, and (b) shall make such records available to the other Party as may be reasonably required by the other Party. If either Party wishes to destroy such records after the time specified above, it shall first give sixty (60) days' prior written notice to the other Party and each shall have the right at its option and expense, upon prior written notice given to the other Party within that sixty (60) day period, to take possession of the records within ninety (90) days after the date of one Party's notice to the other.

         Section 5.12 Assistance in Collecting Certain Amounts. If, after the Closing Date, Seller or any Affiliate of Seller shall wish to make a claim or otherwise take action with respect to an Excluded Asset or an Excluded Liability, Buyer shall reasonably assist, cooperate and consult with Seller or such Affiliate of Seller with respect to such action and shall remit promptly to Seller or such Affiliate of Seller any payments or other sums received by Buyer that relate thereto. Seller and any Affiliate of Seller shall remit promptly to Buyer any payments or other sums received by Seller or any Affiliate of Seller after the Closing Date that relate to any Acquired Asset or Assumed Liability.

         Section 5.13 Supply Management Services. Buyer acknowledges that Seller and certain Franchisees are members of Supply Management Services, Inc., a Georgia nonprofit corporation ("SMS") which negotiates, purchases, arranges distribution services and performs related services for Seller and certain other brands. For a minimum period of twenty-four (24) months following the Closing Date, Buyer shall be, and to the extent such rights are granted under the applicable Franchise Agreements, shall cause its Franchisees to continue to be, and shall otherwise encourage any other of its Franchisees to continue to be, members of SMS and it shall continue to order products from SMS or its designated suppliers consistent with the past practice of the Business.

         Section 5.14 Bulk Sales. Seller and Buyer hereby waive compliance with the provisions of the "bulk sales" or similar laws of any jurisdiction, if applicable.

         Section 5.15 Licenses. As soon as practicable after Closing, Buyer and Seller shall use reasonable best efforts to cause all Licenses included in the Acquired Assets to be reissued in the name of Buyer.

         Section 5.16 Correspondence. If at any time following the Closing, Seller or any of its Affiliates receives any mail or other correspondence relating to the Business, Seller shall promptly forward such mail or other correspondence to Buyer. If at any time following the Closing, Buyer or any of its Affiliates receives any mail or other correspondence relating to the Excluded Businesses, Buyer shall promptly forward such mail or other correspondence to Seller.

         Section 5.17 Affiliates. After Closing and upon notification by Buyer, Seller shall use reasonable best efforts to cause its Affiliates to transfer to Buyer any assets of such Affiliates exclusively related to the business of franchising or operating quick service chicken restaurants under the "Church's Chicken" and "Texas Chicken" trademarks or any derivation thereof.

         Section 5.18 Landlord Estoppels.

         (a) Seller shall use its reasonable best efforts to request and seek to obtain from each landlord under the Leases prior to the Closing a Landlord's Estoppel Certificate with and Consent of Landlord in a customary form reasonably acceptable to Buyer (the "Landlord Estoppels") executed by the landlords under the Leases, pursuant to which such landlord will (a) consent to the assignment of the Lease, and (b) certify that to the knowledge of Landlord, no defaults have occurred that have not been cured under the Real Property Lease.

         (b) Seller shall use its reasonable best efforts to request and seek to obtain from each tenant under all leases and/or subleases of real property that are included within the definition of Contracts a tenant's estoppel certificate in a customary form reasonably acceptable to Buyer (the "Tenant Estoppels"), executed by tenants or subtenants under such agreements.

         Section 5.19 No Negotiations. Until such time as this Agreement shall be terminated pursuant to Article VII, Seller shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any sale of the Acquired Assets (other than in the ordinary course of business) and/or the Business; provided, however, that nothing in this Section
5.19 shall in any way prevent Seller from taking any such action with respect to any acquisition, merger, consolidation, reorganization, tender offer, exchange offer or other business combination or similar transaction involving Seller (other than a direct sale of all or substantially all of the Acquired Assets) or any of the Excluded Businesses or with respect to any inquiries or proposals relating thereto; provided, further, that nothing in this Section 5.19 shall alter or otherwise change Seller's obligation herein to consummate the transactions contemplated herein. Seller shall notify Buyer of any such inquiry or proposal relating to any sale of the Acquired Assets or the Business promptly following receipt of the same by Seller.

         Section 5.20 Release of Subsidiaries. Effective as of the Closing Date, Seller does hereby unconditionally and irrevocably forever release and discharge the Subsidiaries from all obligations and liabilities to the Seller or its Affiliates, all agreements and understandings involving the Seller or its Affiliates other than this Agreement and the Buyer Ancillary Documents, and all claims and causes of action (whether at law or in equity) of the Seller or its Affiliates against the Subsidiaries arising prior to the Closing Date.

         Section 5.21 Buyer's Reasonable Best Efforts.

         (a) Buyer will promptly notify Seller of any proposal by any of the institutions party to a Financing Documents to withdraw, terminate or make a material change in the amount or terms of such financing commitment that could reasonably be expected to adversely affect the ability of Buyer to consummate the financing contemplated by such Financing Documents in accordance with its terms. In addition, upon Seller's reasonable request, Buyer will advise and update Seller, in a level of detail reasonably satisfactory to Seller, with respect to the status, proposed closing date, and material terms of the Financing Documents. Buyer will not consent to any amendment, modification or early termination of any Financing Documents that could reasonably be expected to adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

         (b) Buyer will, and will cause its Affiliates to, use reasonable best efforts to (i) maintain the effectiveness of the Financing Documents in accordance with their terms, (ii) enter into definitive documentation with respect to the Financing Documents, (iii) satisfy all funding conditions to the Financing Documents set forth in the definitive documentation with respect to the financing contemplated by the Financing Documents, and (iv) consummate the financing contemplated by the Financing Documents (including by extension of the Financing Documents on substantially equivalent or better terms or, if the Financing Documents expire, obtaining alternative financing in an aggregate principal amount equal to the amounts set forth in, and on terms substantially equivalent to or better than the terms of, the Financing Documents).

         Section 5.22 Nonsolicitation; Confidentiality.

         (a) No Interference with Employees. Seller agrees that, during the two
(2) years following the Closing Date ("Non-Interference Period"), neither Seller nor any of its direct or indirect subsidiaries will directly request or induce (other than through general advertisements or solicitations) any Transferred Employee that was part of Church's senior management team to terminate his employment with Buyer or its Affiliates and accept employment with another business entity engaged in the quick service restaurant business in the United States.

         (b) Trade Secrets; Confidential Information. Seller recognizes and acknowledges that it has had access to certain highly sensitive, special, unique information of the Business that is confidential or proprietary. Seller hereby covenants and agrees that from and after Closing, it and its direct or indirect subsidiaries will not (i) as to Trade Secrets, as long as they remain Trade Secrets, and (ii) as to Confidential Information, during the Non Interference Period, use or disclose any Trade Secrets or Confidential Information, except for disclosures to authorized representatives of Buyer. For purposes of this Agreement, "Trade Secret" means any currently existing information used exclusively in the Business, including, but not limited to, the Business Recipes, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a set of guidelines, a procedure, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential suppliers of the Seller or its Subsidiaries, that derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or otherwise constitutes a trade secret under applicable Law.

         Section 5.23 Texas Franchise Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Texas Franchise Tax Returns for the Subsidiaries which are filed after the Closing Date. Each such Tax Return shall be prepared and filed in a manner consistent with the past practices of Seller and the Subsidiaries. Buyer shall permit Seller to review and comment on each such Tax Return prior to filing, if it relates to any Taxes for which Seller may be liable under this Agreement, and shall make such revisions to such Tax Returns as are reasonably requested by Seller.

         Section 5.24 Environmental Insurance Policy. Seller will use its reasonable best efforts to obtain the consent of the issuer of the Environmental Insurance Policy to provide rights to Buyer and the Real Estate Assignee as insureds under the Environmental Insurance Policy. Seller will use its reasonable best efforts to either renew the Environmental Insurance Policy or obtain a new policy on otherwise similar terms, in either case for a period of five (5) years from the date hereof.

         Section 5.25 Title Insurance and Surveys. Seller shall use its reasonable best efforts to assist Buyer in obtaining the title policies and surveys, including, without limitation, removing from title any liens or encumbrances which are not Permitted Liens. Seller shall use reasonable best efforts to file memoranda of leases, except to the extent not permitted under the terms of the applicable lease, and to provide the title company with any reasonable and customary affidavit, indemnity and other assurances reasonably requested by the title company and approved by Seller to remove the standard exceptions to such title policies (collectively, "Title Insurance Affidavits"). Buyer agrees that it shall obtain such title insurance policies from The First American Corporation, subject to reinsurance or coinsurance by LandAmerica Financial Group, Inc. as to one-half of the total insured amount. Seller agrees to use reasonable best efforts to promptly respond to Buyer's requests with a goal of having the matters addressed in this Section 5.25 accomplished at the Closing; provided, however, that completion of such matters shall specifically not be a condition precedent to the consummation of the transaction contemplated hereby.

         Section 5.26 Retention of Assets or Credit Availability. Seller will retain liquid assets and/or availability under credit facilities of Twenty Million Dollars ($20,000,000) until the third anniversary of the Closing, except that this Section 5.26 shall not apply so long as Seller continues to own and operate its "Popeyes Chicken & Biscuits" business.

         Section 5.27 Capital Expenditures. Seller will expend a minimum of $16,000,000 on capital expenditures for the Business in fiscal year 2004.


                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         Section 6.1 Conditions to Each Party's Obligations. The respective obligation of each Party to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) Injunction. There will be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the Acquisition may not be consummated as provided in this Agreement, no proceeding or lawsuit will have been commenced by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice will have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

         (b) Consents. All consents, authorizations, waivers or approvals of any Governmental Entity as may be required to be obtained in connection with the execution, delivery or performance of this Agreement, the failure to obtain of which would prevent the consummation of the transaction contemplated hereby (specifically including expiration of the waiting period, including any extensions thereof, under the HSR Act) or have a Material Adverse Effect, shall have been obtained.

         Section 6.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Buyer contained in Article IV of this Agreement shall be true and correct as of the date hereof and shall be true and correct as of the Closing as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except (i) for changes permitted or contemplated hereby, or (ii) where the failure to be true and correct (without regard to the terms "material" or "materially" in any such representations and warranties) would not in the aggregate have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby;

         (b) Performance of Obligations. Buyer shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

         (c) Buyer Certificate. An authorized officer of Buyer shall have executed and delivered to Seller a certificate as to compliance with the conditions set forth in Sections 6.2(a) and 6.2(b) hereof (the "Buyer's Certificate"); and

         (d) Buyer Ancillary Documents. Buyer shall have delivered, or caused to be delivered, to Seller the items identified in Section 2.9.

         Section 6.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Seller contained in Article III of this Agreement shall be true and correct as of the date hereof and shall be true and correct as of the Closing as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except (i) for changes permitted or contemplated hereby, or (ii) where the failure to be true and correct (without regard to the terms "material," "materially" or "Material Adverse Effect" in any such representations and warranties) would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby;

         (b) Performance of Obligations. Seller shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

         (c) Seller Certificate. An authorized officer of Seller shall have executed and delivered to Buyer a certificate as to compliance with the conditions set forth in Sections 6.3(a) and 6.3(b) hereof (the "Seller's Certificate"); and

         (d) Seller Ancillary Documents. Seller shall have delivered, or caused to be delivered, to Buyer the items identified in Section 2.8.

         (e) Material Adverse Effect. There shall not have been and be continuing a Material Adverse Effect since July 11, 2004.

         (f) SMS. All actions necessary to cause Buyer to become a member of SMS immediately following the Closing shall have been duly and validly taken.

                                  ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination. This Agreement may be terminated at any time at or prior to the Closing (the "Termination Date"):

         (a) in writing, by mutual consent of the Parties;

         (b) by written notice from Buyer to Seller if any of the conditions set forth in Sections 6.1 or 6.3 hereof shall have become incapable of fulfillment and shall not have been waived by Buyer, so long as such failure to satisfy the conditions is not as a result of a breach by Buyer of this Agreement;

         (c) by written notice from Seller to Buyer if any of the conditions set forth in Sections 6.1 or 6.2 hereof shall have become incapable of fulfillment and shall not have been waived by Seller, so long as such failure to satisfy the conditions is not as a result of a breach by Seller of this Agreement;

         (d) so long as Buyer is not in material breach of this Agreement, by written notice from Buyer to Seller if Seller shall (i) fail to perform any of its material covenants and agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained herein, in either case which failure or breach is not cured within twenty (20) days after Buyer has notified Seller of its intent to terminate this Agreement pursuant to this Section 7.1(d) and would cause the condition set forth in either Section 6.3(a) or 6.3(b) not to be satisfied as of the Closing Date;

         (e) so long as Seller is not in material breach of this Agreement, by written notice from Seller to Buyer if Buyer shall (i) fail to perform any of its material covenants and agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained herein, which failure or breach is not cured within twenty (20) days after Seller has notified Buyer of its intent to terminate this Agreement pursuant to this Section 7.1(e) and would cause the condition set forth in either Section 6.2(a) or 6.2(b) not to be satisfied as of the Closing Date; or

         (f) by written notice by Buyer or Seller if the Closing has not occurred on or prior to February 28, 2005, so long as the Party seeking such termination is not in material breach of this Agreement.

         Section 7.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given by the Party so terminating to the other Party, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any Party. If this Agreement is terminated pursuant to Section 7.1 hereof:

         (a) each Party shall redeliver all documents, work papers and other materials of the other Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same or, upon prior written notice to such Party, shall destroy all such documents, work papers and other materials and deliver notice to the Party seeking destruction of such documents that such destruction has been completed, and all Confidential Information and Trade Secrets received by any Party with respect to the other Parties shall be treated in accordance with the Confidentiality Agreement and Section 5.2(b);

         (b) all filings, applications and other submissions made pursuant hereto shall, at the option of Seller, and to the extent practicable, be withdrawn from the agency or other Person to which made; and

         (c) there shall be no liability or obligation hereunder on the part of Seller, Buyer or any of their respective directors, officers, employees, Affiliates, Controlling Persons, agents or representatives, except that (i) if this Agreement is terminated by Seller pursuant to Section

7.1(e), following receipt of written notice from Seller as specified in the Escrow Agreement, the Escrow Agent shall deliver to Seller the Down Payment Amount in accordance with the terms and conditions of the Escrow Agreement (unless Buyer delivers an Objection Notice (as defined therein) in which case such dispute will be resolved as specified in the Escrow Agreement) and receipt by Seller of the Down Payment Amount shall be Seller's sole and exclusive remedy, as liquidated damages, with respect to Buyer's breach of one or more provisions of this Agreement, (ii) if this Agreement is terminated by Buyer pursuant to Section 7.1(d) as a result of a willful, material breach by Seller of one or more provisions of this Agreement, Seller shall be liable to Buyer for Fifteen Million Dollars ($15,000,000) (the "Seller Amount") as a result of such breach or breaches and the receipt by Buyer of the Seller Amount shall be Buyer's sole and exclusive remedy, as liquidated damages, with respect to Seller's breach of one or more provisions of this Agreement, and (iii) the obligations provided for in this Section 7.2 and Sections 5.6, 9.1, 9.2, 9.3,
9.7 and 9.9 hereof and in the Confidentiality Agreement shall survive any such termination. Buyer and Seller agree that the Down Payment Amount and the Seller Amount, if paid pursuant to this Section 7.2(c), would constitute fair compensation for the commitment of substantial resources and expenses incurred by the recipient pursuant the transactions contemplated by this Agreement. For avoidance of doubt, if the basis of termination of this Agreement is other than under the circumstances described in clause (i) above, neither Seller, nor any of its directors, officers, employees, Affiliates, Controlling Persons, agents or representatives shall be entitled to any damages, losses, or payment from Buyer, and if the basis of the termination of this Agreement is other than under the circumstances described in clause (ii) above, neither Buyer, nor any of its directors, officers, employees, Affiliates, Controlling Persons, agents or representatives, shall be entitled to any damages, losses, or payment from Seller.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Indemnification Obligations of Seller. Seller shall indemnify and hold harmless each of the Buyer Indemnified Parties from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages (including amounts paid in settlement and reasonable attorneys' fees and expenses) (any of the foregoing, a "Loss") arising out of:

         (a) any breach of any representation or warranty of Seller contained in
Article III of this Agreement or in the Seller's Certificate;

         (b) any breach of any covenant, agreement or undertaking made by Seller in this Agreement;

         (c) any Excluded Liability; or

         (d) the fees owed by Seller to Bear, Stearns & Co. Inc. or any other broker, finder, investment banker or other intermediary employed by Seller or liability incurred by Seller for investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement and the transactions contemplated hereby.

      Section 8.2 Indemnification Obligations of Buyer. Buyer shall indemnify and hold harmless each of the Seller Indemnified Parties from, against and in respect of any and all Losses arising out of:

      (a) any breach of any representation or warranty of Buyer contained in
Article IV of this Agreement or in the Buyer's Certificate;

      (b) any breach of any covenant, agreement or undertaking made by Buyer in this Agreement;

      (c) any Assumed Liability, except to the extent that Buyer would be entitled to indemnification pursuant to Section 8.1(a), after taking into account the limitations on indemnification in this Article VIII, as a result of any Losses to Buyer as a result of the operative facts giving rise to such Loss to a Seller Indemnified Party;

      (d) the fees owed by Buyer to any broker, finder, investment banker or other intermediary employed by Buyer or liability incurred by Buyer for investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement and the transactions contemplated hereby; or

      (e) any Third Party Claim pertaining to the financing contemplated by the Financing Documents if such claim does not result from facts giving rise to an indemnifiable Loss of Buyer under Section 8.1(a).

      Section 8.3 Indemnification Procedure.

      (a) Promptly after receipt by an Indemnified Party of notice by a third party of a threatened or filed complaint or the threatened or actual commencement of any claim, dispute, audit, investigation, demand, suit, action or proceeding (a "Third Party Claim") with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Loss under
Section 8.1 or Section 8.2, such Indemnified Party shall provide written notification (a "Third Party Notice of Claim") to Buyer, on the one hand, or Seller, on the other hand, whoever is the appropriate indemnifying Party hereunder (the "Indemnifying Party"), within ten (10) days of the Indemnified Party's notice of such Third Party Claim (such notice to state the nature and basis of the Third Party Claim, and, if determinable, a good faith, non-binding estimate of the amount relating thereto); provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such Third Party Claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in (i) the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such Third Party Claim or (ii) material prejudice to the Indemnifying Party with respect to such Third Party Claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within thirty (30) days thereafter, to assume the defense of such Third Party Claim using counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel so long as the Indemnifying Party agrees in such notice that any Losses the Indemnified Party may suffer arising out of or resulting from the Third Party Claim are Losses for which the Indemnified Party is entitled to receive payment from the other Party under Section

8.1 or Section 8.2 subject to the limitations set forth in this Article VIII. If the Indemnifying Party declines or fails to assume the defense of the Third Party Claim on the terms provided above within such thirty (30) day period, however, the Indemnified Party may employ counsel to represent or defend it in any such Third Party Claim. If (x) the Indemnifying Party fails to respond to a Third Party Notice of Claim or (y) it is determined (by mutual agreement, arbitration, or litigation) that an audit, investigation, action or proceeding is a matter with respect to which the Indemnified Party is entitled to receive payment from the Indemnifying Party for the Loss in question, the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred to the Indemnified Party in immediately available funds; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one (1) counsel for all Indemnified Parties in any jurisdiction in any single Third Party Claim. In any Third Party Claim with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable best efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

      (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, except that if the Indemnifying Party has failed to assume the defense of any claim pursuant to Section 8.3(a), then such Indemnified Party may settle or compromise any such claim or consent to the entry of any judgment with respect to such claim with the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party from all liability arising out of such claim, (y) does not contain any settlement, compromise, consent, equitable order, judgment or term which has a material adverse impact on the Business and (z) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party. When the amount of any Loss relating to a Third Party Claim becomes finally determined (by mutual agreement, arbitration, litigation or otherwise), the Indemnifying Party will promptly pay to the Indemnified Party the amount of such Loss subject to the limitations of this Article VIII.

      (c) If an Indemnified Party claims a right to payment pursuant to this Agreement not involving a Third Party Claim covered by Section 8.3(a) hereof, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party (a "General Notice of Claim"). Such notice shall reasonably specify the basis for such claim. Either (x), if the Indemnifying Party fails to respond to the General Notice of Claim within thirty (30) days of delivery or (y) if it is determined that the Indemnified Party is entitled to receive payment for the Loss in question (by mutual agreement, arbitration or litigation), within five (5) Business Days of the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder, if any.

      Section 8.4 Survival of Representations and Warranties. The representations and warranties in Articles III and IV of this Agreement shall survive the Closing to the extent set forth in this Section 8.4. The Claims Period under this Agreement with respect to all Losses described in Sections 8.1(a) and 8.2(a) other than (a) Losses resulting from a breach of the representations and warranties contained in Sections 3.1, 3.2, 4.1, 4.2, and 4.3 or the Seller's Certificate or the Buyer's Certificate, respectively, as it relates to such sections (the "Excepted Representations"), (b) Losses resulting from a breach of the representations and warranties contained in Section 3.15 or the Seller's Certificate as it relates to such section (the "Environmental Representations"), (c) Losses resulting from a breach of the representations and warranties contained in Section 3.4 or the Seller's Certificate as it relates to such section (except to the extent Section 3.4 relates to the representations and warranties in Section 3.9(a)) (the "Title Representations"), (d) Losses resulting from a breach of the representation and warranty of Seller contained in the second sentence of Section 3.8(a) or the Seller's Certificate as it relates to such section (the "Real Property Representations") and (e) Losses resulting from a breach of the representation and warranty of Section 3.9(c) or the Seller's Certificate as it relates to such section solely to the extent such representation and warranty pertains to registered trademarks for "Church's Chicken" and "Texas Chicken" (the "Major Trademark Title Representation") shall commence on the Closing Date and shall terminate on the date that is eighteen
(18) months after such date. The Claims Period under this Agreement with respect to all Losses described in (w) Section 8.1(a) with respect to breaches of the Environmental Representations and the Excepted Representations shall commence on the Closing Date and shall terminate on the date that is three (3) years after such date, (x) Section 8.1(a) with respect to the Major Trademark Title Representation shall commence on the Closing Date and shall terminate on the date that is three (3) years after such date, (y) Section 8.1(a) with respect to the Real Property Representations shall commence on the Closing Date and shall terminate on the date that is five (5) years after such date, and (z) Section 8.1(a) with respect to breaches of the representations and warranties contained in the Title Representations shall commence on the Closing Date and shall terminate on the date that is five (5) years after such date. Notwithstanding the foregoing, if prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

      Section 8.5 Limitations on Indemnification.

      (a) No claim or claims may be made against an Indemnifying Party for indemnification pursuant to Section 8.1(a) (other than in respect of the Real Property Representations, the Environmental Representations and the Major Trademark Title Representation) or Section 8.2(a) unless the Losses of the Indemnified Party with respect to such section (other than in respect of the Environmental Representations, which shall be governed by the following sentence) shall exceed an amount equal to Three Million Dollars ($3,000,000) (the "Deductible"), in which case the Indemnifying Party shall be obligated to the Indemnified Party only for the amount of the Loss in excess of the Deductible, subject to Section 8.5(c); provided, however, that for purposes of calculating the aggregate amount of claims, no individual claim for indemnification under Section 8.1(a) (other than in respect of the Real Property Representations the Major Trademark Title Representation) or Section 8.2(a) shall be included unless and until the Losses resulting from such individual claim exceed Fifty Thousand Dollars ($50,000).

      (b) No claim or claims may be made against Seller for indemnification pursuant to Section 8.1(a) as a result of breaches of the Environmental Representations, unless the Losses of the Buyer Indemnified Parties with respect to such breaches shall exceed an amount equal to Three Million Dollars ($3,000,000) (the "Environmental Deductible"), in which case Seller shall be obligated to the Buyer Indemnified Parties only for eighty percent (80%) of the amount of the Loss in excess of the Environmental Deductible, subject to Section 8.5(c); provided, however, that for purposes of calculating the aggregate amount of claims, no individual claim for indemnification under Section 8.1(a) in respect of the Environmental Representations shall be included unless and until the Losses from such individual claim, exceed Fifty Thousand Dollars ($50,000). If a claim or claims may be made under Section 8.1(a) in respect of the Environmental Representations, then such claim or claims may not be made in respect of a breach of any of the other representations or warranties, regardless of whether the facts and circumstances with respect to such claim or claims would have otherwise entitled a Party to assert such claim or claims. No individual claim may be made against Seller for indemnification pursuant to
Section 8.1(a) as a result of the Major Trademark Title Representation unless and until the Losses resulting from such individual claim exceed Twenty Five Thousand Dollars ($25,000).

      (c) No Indemnifying Party shall be liable for any Loss, to the extent such Losses (in aggregate) relating to Section 8.1(a) (including those relating to breaches of the Excepted Representations, the Environmental Representations, the Title Representations, the Real Property Representations and the Major Trademark Title Representation) or Section 8.2(a) exceed Forty Million Dollars ($40,000,000), and no Indemnifying Party shall be liable for any Loss to the extent such Losses (in aggregate) relating to Section 8.1(a) in respect of breaches of the Environmental Representations or in any certificate relating thereto exceed Five Million Six Hundred Thousand Dollars ($5,600,000).

      (d) For purposes of computing the aggregate amount of claims against Seller, the amount of each claim by an Indemnified Party shall be deemed to be an amount equal to, and any payments by an Indemnifying Party shall be limited to, the amount of Losses that remain after deducting therefrom (A) any third party insurance proceeds and any indemnity, contributions or other similar payment payable by any third party with respect thereto, and (B) any net tax benefit recognized by an Indemnified Party or any Affiliate thereof with respect to the Losses or items giving rise to such claim for indemnification.

      (e) The amount of indemnity payable pursuant to Section 8.1 or in any certificate relating thereto with respect to any Loss shall be reduced to the extent such Loss is reflected on the Final Working Capital Schedule or, except to the extent otherwise specifically agreed to herein, in the Financial Statements.

      (f) In any claim for indemnification under this Agreement, Seller shall not be required to indemnify any Person for special, exemplary, punitive or consequential damages, including loss of profit or revenue, any multiple of reduced cash flow, interference with operations, or loss of tenants, lenders, investors or buyers.

      (g) In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which the Indemnifying Party has fully indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of any amount previously so paid by the Indemnifying Party to or on behalf of the Buyer Indemnified Party in respect of such matter.

      (h) Any indemnity payment under this Agreement by Seller shall be treated as an adjustment to the Purchase Price for federal income tax purposes.

      Section 8.6 Exclusive Remedies. Except for any claims against Buyer or Seller for fraud in connection with this Agreement, the provisions of Section 7.2(c), this Article VIII and Section 9.10 hereof set forth the exclusive rights and remedies of Buyer and Seller to seek or obtain damages or any other remedy or relief whatsoever from any party with respect to matters arising under or in connection with this Agreement and the transactions contemplated hereby; provided, however, that this Section 8.6 shall not apply to the Transition Services Agreement or the Sublease Agreement.

      Section 8.7 Survival of Covenants and Agreements. The covenants or agreements contained in this Agreement, any Buyer Ancillary Document or any Seller Ancillary Document shall survive the Closing and the transactions contemplated hereby.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated pursuant hereto, each of Seller and Buyer shall pay all fees and expenses incurred by, or on behalf of, Seller or Buyer, respectively, in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby. Seller shall also pay any fees incurred by the Subsidiaries prior to Closing in connection with transactions contemplated by this Agreement.

      Section 9.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be given by any of the following methods: (a) personal delivery; (b) registered or certified mail, postage prepaid, return receipt requested; or (c) overnight mail. Notices shall be sent to the appropriate Party at its address given below (or at such other address for such Party as shall be specified by notice given hereunder):

      If to Buyer, to:

      Cajun Holding Company
      75 Fourteenth Street, 24th Floor
      Atlanta, Georgia  30309
      Attention: E. Stockton Croft, IV
      Telephone: (404) 920-9022
      Facsimile: (404) 920-9001
      with a copy to:

      Sutherland Asbill & Brennan, LLP
      999 Peachtree Street, N.E.
      Atlanta, Georgia 30309-3996
      Attention: Bert Adams
      Telephone: (404) 853-8152
      Facsimile: (404) 853-8806

      If to Seller, to:

      AFC Enterprises, Inc.
      Six Concourse Parkway, Suite 1700
      Atlanta, Georgia 30328
      Attention: Office of the General Counsel
      Facsimile: (770) 353-3028

      with a copy to:

      King & Spalding LLP
      191 Peachtree Street
      Atlanta, Georgia 30303-1763
      Attention: C. William Baxley

      All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, or (ii) actual delivery thereof to the appropriate address.

      Section 9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

      Section 9.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Party; except (i) that Buyer may assign any of its rights and obligations hereunder to any wholly - owned subsidiary of Buyer provided that Buyer remains liable for its obligations hereunder, and (ii) Buyer has assigned all right, title and interest (exclusive of any liabilities or obligations) in and to this Agreement and relating to the Owned Real Property and Surplus Owned Real Property (including, without limitation, all such rights to indemnification under Section VIII of this Agreement, subject to the limitations contained therein) to Drawbridge Special Opportunities Fund LP (the "Real Estate Assignee"), pursuant to that certain Assignment and Designation Agreement, dated the date hereof, by and among Buyer, Seller and the Real Estate Assignee, and Seller hereby acknowledges and consents to such assignment. Seller hereby agrees that Buyer may grant at or following the Closing a security interest in its rights and interests hereunder to its lenders and Seller at or following the Closing will sign a customary consent with respect thereto if reasonably requested by Buyer or its lenders. Buyer and Seller hereby agree that the Real Estate Assignee may assign its rights under the Assignment Agreement (including the rights under this Agreement assigned to the Real Estate Assignee pursuant thereto) in accordance with the terms of
Section 6.1 of the Assignment Agreement.

      Section 9.5 No Third Party Beneficiaries. This Agreement is exclusively for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its respective successors and permitted assigns, with respect to the obligations of Seller, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

      Section 9.6 Section Headings. The Article and Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 9.7 Jurisdiction and Consent to Service. Each of Seller and Buyer
(a) agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought exclusively in the state or federal courts of the State of Georgia; (b) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement;
(c) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

      Section 9.8 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto), the Confidentiality Agreement and the other documents delivered pursuant to this Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

      Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

      Section 9.10 Specific Performance. The Parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, each Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

      Section 9.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed to be an original signature.

      Section 9.12 Amendment; Modification. This Agreement may be amended, modified or supplemented at any time by written agreement of the Parties.

      Section 9.13 Schedules. To the extent that the relevance of such matters to other sections of this Agreement or other applicable schedules is reasonably apparent, disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

                       [Signatures follow on next page.]

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

                                          AFC ENTERPRISES, INC.

                                          By:  /s/ Fred Beilstein
                                              ---------------------------------
                                              Name: Fred Beilstein
                                              Title:Chief Financial Officer


                                          CAJUN HOLDING COMPANY

                                          By:  /s/ E. Stockton Croft
                                              ---------------------------------
                                              Name:  E. Stockton Croft
                                              Title: Treasurer and Assistant
                                                     Secretary